Exhibit 10.14
CONFIDENTIAL TREATMENT REQUESTED
INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS IDENTIFIED BY THREE ASTERISKS, AS FOLLOWS “* * *”, AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FRANKLIN MORTGAGE ASSET TRUST 2009-A
Owner
and
FRANKLIN CREDIT MANAGEMENT CORPORATION
Servicer
SERVICING AGREEMENT
Dated as of March 31, 2009
Mortgage Loans and REO Properties

i

SCHEDULES

Schedule I	Mortgage Loan Schedule
Schedule II	REO Property Schedule
Schedule III	Servicing Fee Schedule
Schedule IV	Reports
Schedule V	REO Property Documents
Schedule VI	Approval Matrix
Schedule VII	Summary of HNB Requirements
Schedule VIII	Servicing Issues
Schedule IX	Summary of Making Home Affordable Guidelines
EXHIBITS

Exhibit A	Work Rules
Exhibit B	Form of Assignment and Assumption
Exhibit C	Reserved
Exhibit D	Reserved
Exhibit E	Reserved
Exhibit F	Reserved
Exhibit G	Form of Power of Attorney
Exhibit H	Reserved
Exhibit I	Reserved
Exhibit J	Form of Confidentiality Agreement

          This Servicing Agreement (the “Agreement”), is dated and effective as of March 31, 2009 and is executed between Franklin Mortgage Asset Trust 2009-A, as owner (the “Owner”), and Franklin Credit Management Corporation, as servicer (the “Servicer”).
W I T N E S S E T H
          WHEREAS, the Servicer is in the business of servicing residential mortgage loans and residential real properties or pools of residential mortgage loans and residential real properties, and the Owner desires to have the Servicer service certain Mortgage Loans and REO Properties identified on the Mortgage Loan Schedule and REO Property Schedule attached hereto as Schedules I and II, respectively; and
          WHEREAS, the parties desire to set forth the terms and conditions as to the servicing of the Mortgage Loans and REO Properties pursuant to this Servicing Agreement.
          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Owner and the Servicer agree as follows:
ARTICLE I
DEFINITIONS AND CONSTRUCTION
          Section 1.01 Definitions. Capitalized terms used herein and not otherwise defined shall, unless the context otherwise requires, have the meanings ascribed thereto in the Transfer and Assignment Agreement or, if not defined therein, in the Trust Agreement. Whenever used herein, the following words and phrases shall have the following meanings:
          Accepted Servicing Practices: With respect to any Mortgage Loan or REO Property, those customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans and residential real properties of the same type as the Mortgage Loans and REO Properties in the jurisdiction where the related Mortgaged Property or REO Property is located, in each case in accordance with applicable HNB Requirements.
          Account: The Collection Account, the Escrow Account, the Modification Account or the Certificate Distribution Account, as applicable.
          Adjustment Date: As to each adjustable-rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.
          Administration Agreement: The Administration Agreement, dated as of March 31, 2009, between the Administrator and the Owner.
          Administrator: The Huntington National Bank (in its capacity as “Administrative Agent” under and as defined in the Legacy Loan Agreement), as “Administrator” under the Transaction Documents.

          Administrator Advance: Any amount that the Administrator has elected to advance pursuant to Section 5.03.
          Administrator Directed Action: Any action that is required to be taken by the Servicer in furtherance of its obligation to service the Assets and perform its obligations in accordance with this Agreement, including any such action required by Accepted Servicing Practices, and (i) as to which the Servicer has reasonably objected to the Administrator in writing (or electronic mail) prior to taking such action, stating the reason for such objection, and (ii) as to which the Administrator, after receipt of such objection in writing, directs the Servicer in writing (or electronic mail) to nevertheless take the action specified.
          Agreement: This Servicing Agreement and all schedules and exhibits hereto and amendments and supplements hereto or thereto.
          Approval Matrix: The approval matrix set forth in Schedule VI.
          Assets: As such term is defined in the Transfer and Assignment Agreement.
          Assignment and Assumption Agreement: As such term is defined in Section 9.01(a).
          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the ownership of the Mortgage by the Owner, or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Owner to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS, including assignment of the MIN which will appear either on the Mortgage or the Assignment of Mortgage to MERS.
          Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in the states of Delaware or New Jersey are authorized or obligated by law or executive order to be closed, or (iii) a day on which The Huntington National Bank is closed.
          Capital Stock: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any other Equity Interests in an entity however designated, any membership interests in a limited liability company, any and all similar ownership interests in a Person, in each case whether certificated or uncertificated, and any and all warrants or options to purchase any of the foregoing.
          Closing Date: March 31, 2009.
          Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

          Collection Account: The separate account or accounts designated as such and created and maintained pursuant to Section 5.01 of the Trust Agreement.
          Commission: The United States Securities and Exchange Commission.
          Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.
          Cooperative: The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the Project comprises, including the land, separate dwelling units and all common areas.
          Cooperative Apartment: The specific dwelling unit relating to a Cooperative Loan.
          Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.
          Cooperative Shares: The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.
          Credit Agreement: That certain Amended and Restated Credit Agreement (Licensing) dated as of March 31, 2009, among Franklin Credit Management Corporation and Franklin Credit Holding Corporation, as Borrowers, the Financial Institutions party thereto, as Lenders, and The Huntington National Bank, as Administrative Agent.
          Custodial Agreements: The agreements governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents and the REO Property Documents.
          Custodian: A custodian under a Custodial Agreement, or its successor in interest or permitted assigns, or any successor to such Custodian under such Custodial Agreement as provided therein, or, in the case of any Mortgage File or REO Property Documents held by The Huntington National Bank, The Huntington National Bank.
          Deed: With respect to any REO Property, the related deed or certificate of sale.
          Determination Date: The Business Day immediately preceding the related Remittance Date.
          Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
          Equity Interests: Any and all shares, interests, participations, or other equivalents (however designated) of Capital Stock of a corporation, any other equity interests in an entity however designated, any membership interests in a limited liability company, any and all similar ownership interests in a Person, in each case whether certificated or uncertificated, and any and all warrants or options to purchase any of the foregoing.
          Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 4.12.
          Escrow Account: The separate account or accounts designated as such and created and maintained pursuant to Section 4.06.
          Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, flood insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.
          Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.
          Exchange Act: The Securities Exchange Act of 1934, as amended.
          Failed Servicing Audit: As set forth in Section 6.08.
          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.
          Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.
          First Lien Mortgage Loans: With respect to a Mortgage Loan, the related Mortgage creates a first priority lien on such Mortgaged Property.
          GAAP: Generally accepted accounting principles in the United States of America as in effect form time to time.
          Gross Collection Targets: With respect to each of calendar year 2009 and 2010, the minimum aggregate gross collection targets set forth below, calculated on a cumulative basis for each such calendar quarter and year, from all Assets that are subject to this Agreement (for this purpose, collections shall include (i) gross collections received in the ordinary course of servicing the Assets and (ii) the net proceeds of any Asset sales consummated pursuant to Section 9.02 of the Trust Agreement and any Putback Litigation Proceeds approved by the Administrator pursuant to Section 2.01 of the Transfer and Assignment Agreement):

Quarterly Period - 2009	Cumulative Collection Target ($) – 2009
01-01-09 to 03-31-09	40,000,000
01-01-09 to 06-30-09	75,000.000
01-01-09 to 09-30-09	110,000,000
01-01-09 to 12-31-09	145,000,000

Quarterly Period - 2010	Cumulative Collection Target ($) – 2010
01-01-10 to 03-31-10	30,000,000
01-01-10 to 06-30-10	60,000.000
01-01-10 to 09-30-10	90,000,000
01-01-10 to 12-31-10	115,000,000
          HNB Requirements: The Huntington National Bank’s residential mortgage and consumer lending policies and procedures as summarized in Schedule VII, any applicable regulatory requirements, the Approval Matrix, the Work Rules, the Servicer Action Plan and the Making Home Affordable Guidelines, in each case as may be in effect from time to time.
          Insurance Proceeds: With respect to each Mortgage Loan or REO Property, proceeds of insurance policies insuring such Mortgage Loan, the related Mortgaged Property or such REO Property.
          Interagency Guidelines: The Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616.
          Junior Lien Mortgage Loans: With respect to a Mortgage Loan, the related Mortgage creates a junior priority lien on such Mortgaged Property.
          Legacy Loan Agreement: That certain Amended and Restated Credit Agreement dated as of March 31, 2009 among Franklin Credit Asset Corporation, Tribeca Lending Corp., and the Other Borrowers Party thereto, as Borrowers, and the Financial Institutions Party thereto, as Lenders, and The Huntington National Bank, as Administrative Agent.
          Liquidation Proceeds: Cash (other than Insurance Proceeds, Condemnation Proceeds or Putback Litigation Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan or REO Property, whether through the sale or assignment of such Mortgage Loan or REO Property, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property or REO Property if the Mortgaged Property or REO Property is acquired in satisfaction of the Mortgage Loan.
          Lockbox Account: The Collection Account.
          Lockbox Agreement: (a) Treasury Management Services General Terms and Conditions (as amended, restated, or modified from time to time, the “General Terms and Conditions”), (b) Terms and Conditions For Lockbox Services (as amended, restated, or modified from time to time), (c) Lockbox Services Authorization Sheet in respect to the lockbox with the address of P.O. Box 620444, Indianapolis, IN (as amended, restated, or modified from time to time); and (d) Lockbox Services Authorization Sheet in respect to the lockbox with the address of P.O. Box 620888, Indianapolis, IN (as amended, restated, or modified from time to time).
          Lockbox Processor: The Administrator.
          LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the servicer of the related Mortgage Loan from payments of interest made by the Mortgagor.
          Making Home Affordable Guidelines: The guidelines set forth in Schedule IX.
          MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.
          MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been registered with MERS on the MERS System.
          MERS System: The system of recording transfers of mortgages electronically maintained by MERS.
          MIN: The Mortgage Identification Number used to identify mortgage loans registered under MERS.
          Modification Account: The separate account or accounts designated as such and created and maintained pursuant to Section 4.06.
          Monthly Payment: In the case of (i) any Mortgage Loan, the scheduled monthly payment of principal and interest or, with respect to an interest-only Mortgage Loan, payments of (x) interest, or (y) principal and interest, if applicable, on such interest-only Mortgage Loan and (ii) in the case of any REO Property, the scheduled monthly rental payment in respect thereof, if any.
          Mortgage: The mortgage, deed of trust or other instrument and riders thereto securing a Mortgage Note, which creates a first or junior lien on the related Mortgaged Property securing the Mortgage Note or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.
          Mortgage File: The Mortgage Loan Documents, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.
          Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.
          Mortgage Loan: An individual mortgage loan or a Cooperative Loan which is the subject of this Agreement, each Mortgage Loan or a Cooperative Loan originally subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan or a Cooperative Loan includes the Servicing File, the Monthly Payments, Principal Prepayments,

Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, all related Putback Litigation Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan or a Cooperative Loan.
          Mortgage Loan Documents: With respect to a Mortgage Loan, (i) the original related Mortgage Note with applicable addenda and riders or a lost note affidavit, (ii) the original related Mortgage and the originals of any required addenda and riders, the original related Assignment of Mortgage and any original intervening related Assignments of Mortgage, the original related title insurance policy or title commitment, and (iii) evidence of the related PMI Policy or LPMI Policy, if any. If the original of any document specified in clause (ii) of this definition is not available, a copy of such document shall be provided.
          Mortgage Loan Schedule: The schedule of Mortgage Loans attached as Schedule I, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
          Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
          Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note, or with respect to a Cooperative Loan, the Cooperative Apartment.
          Mortgagor: The obligor on a Mortgage Note.
          Net Income Before Taxes: Of any Person, for any period, the net income (or loss) of such Person before taxes for such period taken as a single accounting period, determined in conformity with GAAP.
          Net Worth: At the time of each determination, in respect to any Person and for all purposes, the excess of total assets of such Person over total liabilities of such Person, determined in accordance with GAAP.
          Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an authorized servicing officer or an Assistant Vice President and certified by the Treasurer or the Secretary or one of the Assistant Treasurers or authorized servicing officer or Assistant Secretaries of the Servicer, and delivered to the Owner and the Administrator, as applicable, as required by this Agreement.
          Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer unless otherwise specified in this Agreement, reasonably acceptable to the Owner and the Administrator.
          Owner: Franklin Mortgage Asset Trust 2009-A or its successor in interest or any successor to the Owner under this Agreement as herein provided.
          Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

          Pledge Agreement: With respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.
          PMI Policy: A policy of primary mortgage guaranty insurance evidenced by an electronic form and certificate number issued by a Qualified Insurer with respect to certain Mortgage Loans.
          Post-Office Box: Each separate P.O. Box identified in the definition of Lockbox Agreement.
          Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a Principal Prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.
          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
          Project: With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.
          Proprietary Lease: With respect to a Cooperative Loan, a lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.
          Putback Litigation Proceeds: As such term is defined in the Transfer and Assignment Agreement.
          Qualified Depository: (i) The Huntington National Bank or (ii) a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor’s Ratings Services or Prime-1 by Moody’s Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Administrator or the Owner by written notice to the Servicer) at the time any deposits are held on deposit in the applicable Account.
          Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and reasonably acceptable to the Administrator.
          Reacquisition Parties: As such term is defined in the Transfer and Assignment Agreement.
          Reconstitution Date: The date on which any or all of the Mortgage Loans and REO Properties serviced under this Agreement may be removed from this Agreement and reconstituted as part of a Whole Asset Transfer pursuant to Section 9.01 hereof. The

Reconstitution Date shall be such date which the Owner shall designate. On such date, the Mortgage Loans and REO Properties transferred may cease to be covered by this Agreement and the Servicer’s servicing responsibilities may cease under this Agreement with respect to the related transferred Mortgage Loans and REO Properties.
          Remittance Date: With respect to any calendar month, (i) the second to last Business Day of such month and (ii) any Special Remittance Date occurring during such month.
          REO Disposition: The final sale by the Servicer of any REO Property.
          REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.
          REO File: The REO Property Documents, and any additional documents required to be added to the REO File pursuant to this Agreement.
          REO Property: An individual residential real property which is the subject of this Agreement, each REO Property originally subject to this Agreement being identified on the REO Property Schedule as of the Closing Date, and each Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16, which REO Property includes the related Servicing File, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, all related Putback Litigation Proceeds and all other rights, benefits, proceeds (including any rental payments) arising from or in connection with such REO Property.
          REO Property Documents: With respect to a REO Property, the documents listed on Schedule V.
          REO Property Schedule: The schedule of REO Properties attached as Schedule II, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
          Seller: Each person who sold Mortgage Loans or REO Properties to the Owner, pursuant to the Transfer and Assignment Agreement.
          Servicer: Franklin Credit Management Corporation or its successor in interest or permitted assigns, or any successor to the Servicer under this Agreement appointed as herein provided.
          Servicer Action Plan: As such term is defined in Section 6.09.
          Servicer Employees: As such term is defined in Section 4.12.
          Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorney’s fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, (i) the cost of (a) the preservation, restoration and protection of the Mortgaged Properties and REO Properties, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08, in each case incurred in accordance with Accepted Servicing Practices and (ii) any other costs or expenses incurred by the Servicer and in each case of any expense covered by this definition, as approved in advance by the Owner or the Administrator in their respective absolute discretion. Notwithstanding anything to the contrary contained in this Agreement, any proposed Servicing Advance for which the Servicer has not received the express written approval (via electronic mail or otherwise) of the Administrator or the Owner shall be deemed to be not approved until such time, if any, as such written approval is granted by the Administrator.
          Servicing Fees: The servicing fees set forth in Schedule III.
          Servicing Fees and Expenses: With respect to each Mortgage Loan or REO Property, the fees, together with reimbursable expenses, including unreimbursed Servicing Advances, the Owner shall pay to the Servicer pursuant to, and in accordance with the priorities specified in, Section 5.01 of the Trust Agreement, in each case as and to the extent set forth on Schedule III to this Agreement.
          Servicing Fee Rate: As set forth in Schedule III.
          Servicing Fee Remittance Date: With respect to any calendar month (i) if no Event of Default shall have occurred and be continuing, the fourth (4th) Business Day of such month and (ii) if an Event of Default shall have occurred and be continuing, the Remittance Date (other than any Special Remittance Date) that occurs in such month. The first Servicing Fee Remittance Date shall be April 6, 2009.
          Servicing File: With respect to each Mortgage Loan or REO Property, the file retained by the Servicer consisting of the Servicing Records for such Mortgage Loan or REO Property and originals of all documents in the Mortgage File or REO File which are not delivered to the Owner or the applicable Custodian and copies of the Mortgage Loan Documents or REO Property Documents listed in the related Custodial Agreement, if applicable, the originals of which are delivered to the Custodian or the Owner pursuant to Section 2.03.
          Servicing Issues: The servicing issues summarized in Schedule VIII.
          Servicing Records: As such term is defined in the Transfer and Assignment Agreement.
          Special Remittance Date: Any Business Day designated as a “Special Remittance Date” pursuant to Section 9.01 or Section 2.01 of the Transfer and Assignment Agreement by the Administrator in a written notice delivered to the Servicer, the Owner and the Certificate Trustee. Such notice may be delivered on the date designated as the Special Remittance Date therein; provided, however, if on any Business Day such notice is delivered to the Certificate Trustee after 3:00 pm, New York City time, such Special Remittance Date shall occur on the immediately following Business Day or such later date as may be specified in such notice.
          Stock Certificate: With respect to a Cooperative Loan, a certificate evidencing ownership of the Cooperative Shares issued by the Cooperative.

          Stock Power: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.
          Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions with respect to Mortgage Loans or REO Properties under the direction or authority of the Servicer or a Subservicer.
          Subservicer: Any person that services Mortgage Loans or REO Properties on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement.
          Transfer and Assignment Agreement: The transfer and assignment agreement dated as of March 31, 2009 among Franklin Mortgage Asset Trust 2009-A, as purchaser and Franklin Credit Asset Corporation, Franklin Credit Management Corporation, Tribeca Lending Corp. and each of their respective subsidiaries listed in Schedule I to such transfer and assignment agreement, as sellers.
          Trust Agreement: The Trust Agreement dated as of March 31, 2009, by and among Wilmington Trust Company, as owner trustee, The Huntington National Bank, as certificate trustee, and the Sellers, as depositors.
          Whole Asset Transfer: Any sale or transfer of some or all of the Mortgage Loans and REO Properties by the Owner to a third party in accordance with Section 9.01, including as a result of any Putback Litigation.
          Work Rules: The Administrator’s work rules, a summary of which is attached hereto as Exhibit A, as such Work Rules may be revised from time to time by the Administrator in its sole discretion; provided that the Administrator provides at least five (5) Business Days prior written notice of any such revisions.
          Section 1.02 Rules of Construction.
a)	Defined terms include, as appropriate, all genders and the plural as well as the singular.

b)	References to designated articles, sections, subsections, exhibits, and other subdivisions of this Agreement, such as “Section [ ] (a),” refer to the designated article, section, subsection, exhibit, or other subdivision of this Agreement as a whole and to all subdivisions of the designated article, section, subsection, exhibit, or other subdivision. The exhibits and other attachments to this Agreement are a part of this Agreement. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, exhibit, or other subdivision of this Agreement.

c)	The recitals located before Article I are not a part of the agreement of the parties. Whether or not they are correct, the recitals shall not affect the agreement of the parties or the interpretation of this Agreement, and they shall not be interpreted as representations, warranties, covenants, or any other matter of substance. The headings of the various Articles and Sections in this Agreement are for convenience of reference only and shall not define or limit any of the provisions of this Agreement.

d)	Any term that relates to the HNB Requirements or any agreement, document, statute, rule or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the HNB Requirements, or such agreement, document, statute, rule or regulation came into being, including changes that occur after the date of this Agreement. References to law are not limited to statutes. References to statutes include any rules or regulations promulgated under them by a governmental authority charged with the administration of the statute. Any reference to any person includes references to its successors and permitted assigns.

e)	Any party may execute any of the requirements under this Agreement either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Agreement. Unless a provision is restricted as to time or limited as to frequency, all provisions under this Agreement are implicitly available from time to time.

f)	The term “including” and all its variations mean “including but not limited to.” Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

g)	A reference to “a [thing]” or “any [of a thing]” does not imply the existence or occurrence of the thing referred to even though not followed by “if any,” and “any [of a thing]” is any and all of it. A reference to the plural of anything as to which there could be either one or more than one does not imply the existence of more than one (for instance, the phrase “the obligors on a note” means “the obligor or obligors on a note”). “Until [something occurs]” does not imply that it must occur, and will not be modified by the word “unless.” The word “due” and the word “payable” are each used in the sense that the stated time for payment has passed. The word “accrued” is used in its accounting sense, i.e., an amount paid is no longer accrued. In the calculation of amounts of things, differences and sums may generally result in negative numbers, but when the calculation of the excess of one thing over another results in zero or a negative number, the calculation is disregarded and an “excess” does not exist. Portions of things may be expressed as fractions or percentages interchangeably. The word “shall” is used in its imperative sense, as for instance meaning a party agrees to something or something must occur or exist.

h)	All accounting terms used in an accounting context and not otherwise defined, and accounting terms partly defined in this Agreement, to the extent not completely defined, shall be construed in accordance with generally accepted accounting principles in the United States. To the extent that the definitions of accounting terms in this Agreement are inconsistent with their meanings under generally accepted accounting principles, the definitions in this Agreement shall control. Capitalized terms used in this Agreement without definition that are defined in the Uniform Commercial Code of the relevant jurisdiction are used in this Agreement as defined in that Uniform Commercial Code.

i)	In the computation of a period of time from a specified date to a later specified date or an open-ended period, the words “from” and “beginning” mean “from and including,” the word “after” means “from but excluding,” the words “to” and “until” mean “to but excluding,” and the word “through” means “to and including.” Likewise, in setting deadlines or other periods, “by” means “on or before.” The words “preceding,” “following,” and words of similar import, mean immediately preceding or following. References to a month or a year refer to calendar months and calendar years.

j)	Any reference to the enforceability of any agreement against a party means that it is enforceable against the party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

k)	Generally only the registered holder of a Certificate is recognized. However, for the purposes of the transfer restrictions and related provisions, such as agreements, representations, and warranties by holders of Certificates, references to Certificateholders, holders, and the like refer equally to beneficial owners who have an interest in a Certificate but are not reflected in the applicable register as the owner and references to transfers of Certificates include transfers of interests in a Certificate.

ARTICLE II
POSSESSION OF MORTGAGE FILES AND REO FILES; BOOKS AND RECORDS;
CUSTODIAL AGREEMENTS; DELIVERY OF DOCUMENTS
          Section 2.01 Possession of Mortgage Files and REO Files; Maintenance of Servicing Files. From and after the Closing Date, the contents of each Mortgage File or REO File not delivered to the Owner or held by the applicable Custodian shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof. The Servicer shall maintain a Servicing File for each Mortgage Loan and each REO Property. The Servicing File retained by the Servicer with respect to each Asset pursuant to this Agreement shall be appropriately identified in the Servicer’s computer system to reflect clearly the Owner’s ownership of such Asset. The possession of each Servicing File by the Servicer is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan or REO Property, and such retention and possession by the Servicer is in a custodial capacity only, as custodian, agent and bailee of and for the Owner. The ownership of each Mortgage Note, the related Mortgage, the related Mortgage File, and each REO Property, the related Deed and REO File, and the related servicing rights and Servicing Records are vested in the Owner, and the ownership of all records and documents with respect to the related Mortgage Loan or REO Property prepared by or which come into the possession of the Servicer shall vest immediately in the Owner and shall be retained and maintained by the Servicer, in trust, at the will of the Owner and only in such custodial capacity. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Administrator or the Owner, unless such release is required as incidental to the Servicer’s servicing of the Mortgage Loans or REO Property. All costs and expenses associated with the release, transfer and re-delivery of any Servicing Files to the Servicer shall be the responsibility of the Owner, except in the case of any transfer of Servicing Files required pursuant to a termination of the Servicer pursuant to Section 10.01, in which case such costs and expenses shall be borne by the Servicer.
          Section 2.02 Books and Records; Transfers of Mortgage Loans. All rights arising out of the Mortgage Loans and REO Properties, including, but not limited to, all funds received on or in connection with the Mortgage Loans and REO Properties, shall be received and held by the Servicer in trust for the benefit of the Owner as owner of the Mortgage Loans and REO Properties.
          To the extent that original documents are not required for purposes of realization of Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or Putback Litigation Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with Accepted Servicing Practices, as amended from time to time.
          The Servicer shall maintain with respect to each Mortgage Loan or REO Property and shall make available for inspection by the Owner, the Administrator or its respective designee the related Servicing File during the time the Owner retains ownership of a Mortgage Loan or REO Property and thereafter in accordance with applicable laws and regulations.

          The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans and REO Properties. No transfer of a Mortgage Loan or REO Property may be made unless such transfer is in compliance with the terms of this Agreement. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person, other than the Owner or the Administrator, with respect to this Agreement, the Mortgage Loans or REO Properties unless the books and records show such Person as the owner of the Mortgage Loan or REO Property. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans or REO Properties. Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans or REO Properties of such assignee, and shall release the previous Owner and the Administrator from its obligations hereunder with respect to the Mortgage Loans or REO Properties sold or transferred. Such notification of a transfer shall include a final loan schedule which shall be received by the Servicer no fewer than five (5) Business Days before the last related transfer date.
          Section 2.03 Custodial Agreements; Delivery of Documents. The Servicer shall forward to the Owner or the related Custodian, as applicable, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Servicer shall provide the Owner or the related Custodian, as applicable, with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 60 days of its submission for recordation.
          In the event the public recording office is delayed in returning any original document, the Servicer shall deliver to the Owner or the related Custodian within 90 days of its submission for recordation, a copy of such document and an Officer’s Certificate, which shall (i) identify the recorded document; and (ii) state that the recorded document has not been delivered to the Owner or such Custodian due solely to a delay by the public recording office. The Servicer shall deliver the original recorded document to the Owner or such Custodian within ten (10) Business Days of its receipt thereof.
          In the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the Servicer immediately shall deliver to the Owner or the related Custodian the new Stock Certificates, together with the related Stock Powers in blank. Such new Stock Certificates shall be subject to the related Pledge Agreement and shall be subject to all of the terms, covenants and conditions of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH
          Section 3.01 Servicer Representations and Warranties. The Servicer hereby represents, warrants and covenants to the Owner, the Administrator, the Certificate Trustee, the Owner Trustee and each Certificateholder that as of the Closing Date and as of each day that this Agreement is in existence in accordance with Section 12.04:
          (a) Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property or REO Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan or REO Property, as applicable, in accordance with the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been approved and authorized by the Servicer by all necessary organizational or other action; this Agreement evidences the legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms; and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;
          (b) Ordinary Course of Business. The consummation of the loan servicing transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, who is in the business of servicing residential mortgage loans and residential real property, and are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;
          (c) No Conflicts. Neither the execution and delivery of this Agreement, or the loan servicing transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of the articles of incorporation or by-laws of the Servicer, any legal restriction applicable to the Servicer or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Owner to realize on the Mortgage Loans or REO Properties, or impair the value of the Mortgage Loans or REO Properties;
          (d) [Reserved].
          (e) Reasonable Servicing Fee. The Servicer acknowledges and agrees that the Servicing Fees and Expenses represent reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans and REO Properties pursuant to this Agreement;
          (f) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement and the Servicer is solvent;
          (g) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Servicer’s knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken hereunder or contemplated herein in connection with or related to loan servicing, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;
          (h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date. The Servicer has complied with, and is not in default under, any law, ordinance, requirement, regulation, rule, or order applicable to its business or properties, the violation of which would materially and adversely affect the operations or financial condition of Servicer or its ability to perform its obligations under this Agreement;
          (i) No Untrue Information. Neither this Agreement nor any information, statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which such statement was made, not misleading;
          (j) No Material Change. There has been no material adverse change in the business, operations, financial condition or assets of the Servicer since the date of the Servicer’s most recent financial statements; and
          (k) MERS. The Servicer is a member of MERS in good standing.
          Section 3.02 Owner Representations and Warranties. The Owner hereby represents and warrants to the Servicer as of the Closing Date:
          (a) Due Authorization and Authority. The Owner is a statutory trust duly formed and in good standing under the laws of the State Delaware and has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

          (b) No Conflicts; No Consent Required. The execution and delivery by the Owner of this Agreement and the performance by the Owner of its obligations under this Agreement will not violate any provision of any law or regulation governing the Owner or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Owner or any of its assets. Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of statutory trusts. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Owner is bound;
          (c) Reasonable Servicing Fee. The Owner acknowledges and agrees that the Servicing Fee represents reasonable compensation for the Servicer performing its obligations and duties hereunder and that it has been advised by the Servicer that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans and REO Properties pursuant to this Agreement; and
          (d) Effective Agreement. The execution, delivery and performance by the Owner of this Agreement and consummation of the transactions contemplated hereunder have been or will be, assuming the due authorization, execution and delivery thereof by the Servicer, duly and validly authorized by all necessary organizational or other action; this Agreement is valid and a legally binding agreement of Owner enforceable against Owner in accordance with its terms.
ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS AND REO
PROPERTIES
          Section 4.01 Servicer to Act as Servicer. The Servicer, as an independent contractor, shall service and administer the Mortgage Loans and REO Properties and shall have full power and authority, acting alone or through the utilization of a Subservicer or a Subcontractor in accordance with Section 4.25, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, in each case consistent with the terms of this Agreement and in accordance with Accepted Servicing Practices. To the extent of any conflict between this Agreement and Accepted Servicing Practices, the Accepted Servicing Practices shall control. The Servicer shall be responsible for any and all acts of a Subservicer and a Subcontractor, and the Servicer’s utilization of a Subservicer or a Subcontractor shall in no way relieve the liability of the Servicer under this Agreement.
          Consistent with the terms of this Agreement and subject to Accepted Servicing Practices in all respects, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner or any Certificateholder. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties and REO Properties subject to, and in accordance with, the terms and provisions of this Agreement and Accepted Servicing Practices. If reasonably required by the Servicer, the Owner shall furnish the Servicer, within five (5) Business Days of Servicer’s request, any powers of attorney (substantially in the form of Exhibit G) and other documents, in each case in form and substance satisfactory to the Owner and the Administrator, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.
          The Servicer shall, as and when directed by the Administrator or the Owner, register in its own name on the MERS System, or cause the removal from MERS registration of any Mortgage Loan on the MERS System, and shall execute and deliver, on behalf of the Owner, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS.
          In servicing and administering the Mortgage Loans and REO Properties, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering similar mortgage loans for itself so long as such procedures are in accordance with Accepted Servicing Practices and do not conflict with the express terms of this Agreement.
          The Servicer shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file any such financing statements and continuation statements as necessary, in accordance with the Uniform Commercial Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the Owner.
          Subject to Accepted Servicing Practices, the Servicer may waive any Prepayment Charge.
          Section 4.02 Liquidation of Mortgage Loans. In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall, subject in each case to Accepted Servicing Practices, take such action as (1) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine prudently to be in the best interest of Owner and the Certificateholders, and (4) is consistent with any related PMI Policy or LPMI Policy or any other primary mortgage guaranty insurance policies relating to such Mortgage Loan. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent or any other default continues beyond the expiration of any grace or cure period, the Servicer shall, subject in each case to Accepted Servicing Practices, commence foreclosure proceedings. In connection therewith, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property or REO Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan or REO Property to Owner after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds, Insurance Proceeds or REO Disposition Proceeds.
          Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has actual knowledge that a Mortgaged Property or REO Property is contaminated by hazardous or toxic substances or wastes, or if the Owner or the Administrator otherwise requests an environmental inspection or review of such Mortgaged Property or REO Property, such an inspection or review is to be conducted by a qualified inspector reasonably acceptable to the Administrator. The Servicer shall notify the Owner and the Administrator promptly, but in any event within ten (10) Business Days, upon obtaining such knowledge. The cost for such inspection or review shall be borne by the Owner. Upon completion of the inspection or review, the Servicer shall promptly provide the Owner and the Administrator with a written report of the environmental inspection.
          After reviewing the environmental inspection report, the Owner or the Administrator shall determine how the Servicer shall proceed with respect to the Mortgaged Property or REO Property. In the event the environmental inspection report indicates that the Mortgaged Property or REO Property is contaminated by hazardous or toxic substances or wastes the Servicer shall promptly, but in any event within ten (10) Business Days, notify the Owner, the Administrator and the Reacquisition Parties.
          Section 4.03 Collection of Mortgage Loan Payments and REO Rental Payments. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full and all REO Properties have been sold or otherwise liquidated, the Servicer shall, in each case in accordance with Accepted Servicing Practices, proceed diligently to collect (i) all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable and (ii) all rental payments due with respect to any REO Properties that have been leased pursuant to lease agreements.
          (b) The Certificate Trustee shall establish the Lockbox Account in the name of the Certificate Trustee for the benefit of the Owner. Pursuant to the Lockbox Agreement, the Certificate Trustee shall direct dispositions of funds on deposit in the Lockbox Account in accordance with Section 5.01 of the Trust Agreement, and no other Person, except the Lockbox Processor has authority to direct the Certificate Trustee as to the disposition of funds on deposit in such Lockbox Account. However, the Lockbox Agreement shall provide that the Lockbox Bank will comply with instructions originated by the Certificate Trustee relating to the disposition of the funds in the Lockbox Account without further consent by any Seller or the Servicer. The Servicer shall not have any right to direct dispositions of funds on deposit in the Lockbox Account. The Certificate Trustee shall have no liability or responsibility with respect to the Lockbox Processor’s directions or activities as set forth in the preceding sentence. The

Lockbox Account shall be established pursuant to and maintained in accordance with the Lockbox Agreement and shall be a demand deposit account initially established and maintained with The Huntington National Bank. The Certificate Trustee shall give the Servicer prior written notice of any change made in the location of the Lockbox Account. The Servicer shall establish and maintain each Post-Office Box at a United States Post Office Branch in the name of the Certificate Trustee for the benefit of the Owner.
          (c) Promptly after the Closing Date, the Servicer shall notify each Mortgagor to make all payments with respect to the Mortgage Loans and all lessees to make all lease payments with respect to the REO Properties to the applicable Post-Office Box. The Servicer shall provide each Mortgagor (and each lessee of REO Property) with a monthly statement in order to notify such Mortgagors (and lessees) to make payments directly to the applicable Post-Office Box. The Servicer shall remit all payments received by the Servicer with respect to the Assets (other than any fees, including modification and success fees, paid to the Servicer, directly or indirectly, under the U.S. Treasury Homeowners Affordability and Stability Plan) no later than two (2) Business Days following receipt directly (without deposit into any intervening account) into the Lockbox Account. Any fees, including modification and success fees, paid to the Servicer, directly or indirectly, in connection with its participation in the U.S. Treasury Homeowners Affordability and Stability Plan shall be deposited by the Servicer into the Modification Account on or before the fifth (5th) Business Day of each month. The Servicer shall not commingle its assets and funds with those on deposit in the Lockbox Account or the Modification Account.
          (d) On each Business Day, pursuant to the Lockbox Agreement, the Lockbox Processor will transfer any payments received in the Post-Office Box to the Lockbox Account. The Certificate Trustee shall transfer cleared funds from the Lockbox Account in accordance with Section 5.01 of the Trust Agreement.
          Section 4.04 Deposits to Collection Account. The Servicer shall segregate and hold all funds collected and received in connection with the Mortgage Loans and REO Properties separate and apart from any of its own funds and general assets and shall deposit in the Collection Account on a daily basis, the following collections received by the Servicer and any other amounts required to be deposited by the Servicer pursuant to this Agreement and Accepted Servicing Practices after the Closing Date, as follows:
     (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments and Prepayment Charges;
     (ii) all payments on account of interest on the Mortgage Loans;
     (iii) all Liquidation Proceeds;
     (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10, Section 4.11 and Section 4.12;
     (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or REO Property in accordance with Accepted Servicing Practices;

     (vi) any amount required to be deposited in the Collection Account pursuant to Section 4.01, 6.01 or 6.02;
     (vii) the net proceeds of any Whole Asset Transfer pursuant to Section 9.02 of the Trust Agreement;
     (viii) all Putback Litigation Proceeds;
     (ix) any amounts required to be deposited by the Servicer pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;
     (x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16; and
     (xi) any and all other amounts (other than any fees, including modification and success fees paid to the Servicer, directly or indirectly, under the U.S. Treasury Homeowners Affordability and Stability Plan, which shall be deposited by the Servicer in the Modification Account in accordance with Section 4.03(c)) received by the Servicer on or in respect of any Mortgage Loans or REO Property.
          The foregoing requirements for deposit into the Collection Account shall be exclusive.
          Section 4.05 Permitted Withdrawals From Collection Account. The Servicer shall not at any time withdraw funds from the Collection Account. The Administrator may from time to time direct the Certificate Trustee to withdraw funds from the Collection Account for the following purposes:
     (i) to reimburse or make any Administrative Advance;
     (ii) to make payments to the Certificate Trustee for deposit to the Escrow Account or the Certificate Distribution Account in the amounts and in the manner provided for in Section 4.06 and Section 5.01 for application in accordance with Section 5.01 of the Trust Agreement; and
     (iii) to clear and terminate the Collection Account upon the termination of this Agreement.
     The Administrator may use such withdrawn funds only for the purposes described in this Section 4.05.
          Section 4.06 Establishment of and Deposits to Escrow Account and Modification Account. (a) The Administrator, for the benefit of the Owner, shall establish and maintain in the name of the Administrator an Eligible Deposit Account known as the Franklin Mortgage Asset Trust 2009-A Escrow Account, account number 01892600471 (the “Escrow Account”). The Owner shall possess all right, title and interest in and to all funds on deposit from time to time in the Escrow Account and in all proceeds thereof. The Escrow Account shall be under the sole domain and control of the Administrator; provided, however, that the Servicer may make withdrawals therefrom only to effect such payments as are required pursuant to Section 4.07. Except for Escrow Payments received into the Lockbox Account the Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall deposit in the Escrow Account or Accounts within one (1) Business Day of Servicer’s receipt, and retain therein:
     (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and
     (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property or REO Property in accordance with Accepted Servicing Practices.
          To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes and such interest payment shall be deemed a Servicing Advance.
          (b) The Administrator, for the benefit of the Servicer, shall establish and maintain in the name of the Administrator an Eligible Deposit Account known as the Modification Account, account number 01892600594 (the “Modification Account”). The Administrator shall possess all right, title and interest in and to all funds on deposit from time to time in the Modification Account and in all proceeds thereof. The Modification Account shall be under the sole domain and control of the Administrator; provided, however, that the Servicer may make withdrawals therefrom only in accordance with Section 4.07(b). The Servicer shall segregate and hold all fees, including modification and success fees, paid to the Servicer, directly or indirectly, under the U.S. Treasury Homeowners Affordability and Stability Plan during the prior calendar month, separate and apart from any of its own funds and general assets and shall deposit such amounts in the Modification Account on or before the fifth (5th) Business Day of each month. The Servicer shall not commingle its assets and funds with those on deposit in the Modification Account.
          Section 4.07 Permitted Withdrawals From Escrow Account and Modification Account. (a) Withdrawals from the Escrow Account or Accounts may be made by the Servicer in accordance with Accepted Servicing Practices and in each case only:
     (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;
     (ii) to refund to any Mortgagor any escrow funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;
     (iii) for transfer to the Collection Account for application to reduce the principal balance of the related Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

     (iv) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14; and
     (v) to pay any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account.
          (b) Withdrawals from the Modification Account may be made by the Servicer only with the prior written consent of the Administrator to pay dividends to its shareholders and make distributions thereof only in accordance with Section 7.05 of the Credit Agreement.
          Section 4.08 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property or REO Property and the status of PMI Policy (if any) or LPMI Policy (if any) premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes (or, in the case of any REO Property, from the Servicer’s own funds), as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and shall make Servicing Advances as appropriate to effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments.
          Section 4.09 [Reserved].
          Section 4.10 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each First Lien Mortgage Loan (and, if so requested by the Owner or the Administrator, one or more Junior Lien Mortgage Loans) hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer reasonably acceptable to the Administrator against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the greater of: (i) 100% of the insurable value on a replacement cost basis of the improvements on the related Mortgaged Property and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be reasonably acceptable to the Administrator, the Servicer shall notify the Owner, the Administrator and the related Mortgagor, and shall use commercially reasonable efforts, as permitted by applicable law, to obtain from another Qualified Insurer a replacement hazard insurance policy to the extent commercially available substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

          If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with an insurance carrier reasonably acceptable to the Administrator in an amount representing coverage equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and Accepted Servicing Practices that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within 45 days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.
          If a Mortgage is secured by a unit in a condominium project, the Servicer shall use commercially reasonable efforts to verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with Accepted Servicing Practices with an insurer reasonably acceptable to the Administrator, and to secure from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.
          In the event that the Owner, the Administrator or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Owner or the Administrator, as applicable, shall direct the Servicer to communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the required amount of coverage for the Mortgaged Property and if the Mortgagor does not obtain such coverage, the Servicer shall immediately force place the required coverage on the Mortgagor’s behalf to the extent such coverage is commercially available.
          The Servicer shall maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above, in each case with an insurer reasonably acceptable to the Administrator.
          All policies required hereunder shall name the Servicer, in its capacity as such, as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

          The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies and policies are reasonably acceptable to the Administrator and such companies are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address, in each case in accordance with Accepted Servicing Practices.
          Pursuant to Section 4.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property or REO Property, or property acquired in liquidation of the Mortgage Loan, including REO Property, or to be released to the Mortgagor, in accordance with Accepted Servicing Practices as specified in Section 4.14) shall be deposited in the Collection Account subject to withdrawal pursuant to Section 4.05.
          Section 4.11 Maintenance of Mortgage Impairment Insurance. In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire, flood and hazards covered under extended coverage on all of the Mortgage Loans and REO Properties, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Servicer shall prepare and make any claims on the blanket policy as deemed necessary by the Servicer in accordance with Accepted Servicing Practices. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan or REO Property shall be deposited in the Collection Account subject to withdrawal by the Administrator pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s own funds, without reimbursement therefor. Upon request of the Owner or the Administrator, the Servicer shall cause to be delivered to the Owner a copy of the certificate of insurance and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Servicer. The Servicer shall provide a copy of any such notice to the Administrator within five (5) Business Days of receipt.
          Section 4.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Servicer shall maintain with companies reasonably acceptable to the Administrator, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Mortgage Loans and REO Properties (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such

Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in an amount reasonably acceptable to the Administrator. Upon the request of the Owner or the Administrator, the Servicer shall cause to be delivered to the Owner and the Administrator a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Servicer. The Servicer shall provide a copy of any such notice to the Administrator within five (5) Business Days of receipt.
          Section 4.13 Inspections. If any First Lien Mortgage Loan is delinquent, the Servicer shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by any primary mortgage guaranty insurer. The Servicer shall inspect the Mortgage Property for any delinquent Junior Lien Mortgage Loan only if required by Accepted Servicing Practices. The Servicer shall keep a record of each such inspection and, upon request, shall provide the Owner and the Administrator with such information.
          Section 4.14 Restoration of Mortgaged Property. The Servicer need not obtain the approval of the Owner or the Administrator prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and in an amount not greater than $20,000. For claims greater than $20,000, at a minimum the Servicer shall comply with Accepted Servicing Practices and the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:
     (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;
     (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;
     (iii) the Servicer shall verify that the Mortgage Loan is not in default; and
     (iv) pending repairs or restoration, the Servicer shall deposit the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.
          If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.
          Section 4.15 [Reserved].

          Section 4.16 Title, Management and Disposition of REO Property. With respect to the REO Properties and, in the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner, or in the event the Owner is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located and acceptable to the Administrator, which expense shall be deemed a Servicing Advance. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner. The Servicer shall update the REO Property Schedule to reflect any such acquisition of REO Property and deliver a copy of the revised REO Property Schedule to the Owner and the Administrator on each Determination Date.
          The Servicer shall diligently manage, conserve, protect and operate each REO Property for the Owner in accordance with Accepted Servicing Practices solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through a Subservicer or Subcontractor in accordance with Section 4.25, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, in the same manner that similar property in the same locality as the REO Property is managed and in each case in accordance with Accepted Servicing Practices. The Servicer shall use commercially reasonable efforts to dispose of the REO Property as soon as possible and in each case shall sell such REO Property in accordance with Accepted Servicing Practices.
          The sale or other disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner and in accordance with Accepted Servicing Practices. The proceeds of sale of the REO Property shall be deposited by the Servicer in the Collection Account in accordance with Section 4.04. On the Remittance Date immediately following the date of any disposition of REO Property, the expenses of such disposition shall be reimbursed to the Servicer as a Servicing Advance pursuant to Section 5.01 of the Trust Agreement. On the Remittance Date immediately following the receipt of such disposition proceeds, the net cash proceeds of such sale shall be distributed to the Owner pursuant to Section 5.01 of the Trust Agreement.
          The Servicer shall advance all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Servicer. Any such advance shall constitute a Servicing Advance. The Servicer shall deposit all cash flow from the REO Property in the Collection Account in accordance with Section 4.04.
          Section 4.17 [Reserved].
          Section 4.18 [Reserved].

          Section 4.19 Reports of Foreclosures and Abandonments of Mortgaged Property. Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.
          Section 4.20 [Reserved].
          Section 4.21 Notification of Adjustments. With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of Accepted Servicing Practices and applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under Accepted Servicing Practices, applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. Upon the discovery by the Servicer or the receipt of notice from the Owner or the Administrator that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Collection Account from its own funds the amount of any interest loss or deferral caused the Owner thereby.
          Section 4.22 Confidentiality/Protection of Customer Information. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 (the “Interagency Guidelines”). For purposes of this Section, the term “Customer Information” shall have the meaning assigned to it in the Interagency Guidelines. In addition to the foregoing, each party shall execute and deliver a confidentiality agreement substantially in the form of Exhibit J.
          Section 4.23 [Reserved].
          Section 4.24 Fair Credit Reporting Act. The Servicer, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.
          Section 4.25 Use of Subservicers and Subcontractors. The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer under this Agreement unless the Servicer complies with the provisions of subparagraph (a) of this Section 4.25. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer under this Agreement unless the Servicer complies with the provisions of subparagraph (b) of this Section 4.25.
          (a) The Servicer shall obtain the consent of the Owner or the Administrator prior to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section 4.25 and with Sections 6.04 and 9.01 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide any information required with respect to such Subservicer under Section 9.01 of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner and the Administrator any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 as and when required to be delivered.
          (b) The Servicer shall not hire or otherwise utilize any Subcontractor objected to by the Owner or the Administrator in their absolute discretion. The Servicer shall promptly upon request provide to the Owner and the Administrator a written description (in form and substance satisfactory to the Owner and the Administrator) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which elements of the Accepted Servicing Practices will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph.
          (c) The Servicer shall at all times remain responsible for the performance of its duties and obligations hereunder in accordance with the terms hereof, without diminution of such obligation or liability by virtue of such subservicing or subcontracting agreements or arrangements or by virtue of indemnification from any Subservicer or Subcontractor and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Assets hereunder.
ARTICLE V
PAYMENTS TO OWNER
          Section 5.01 Remittances. On each Remittance Date the Certificate Trustee shall remit immediately available funds for deposit to the Certificate Distribution Account pursuant to Section 5.01(d) of the Trust Agreement, all amounts on deposit in the Collection Account as of the close of business on the related Determination Date.
          Section 5.02 Statements to Owner and Administrator. The Servicer shall furnish to the Owner and the Administrator the reports and the information specified in Section 7.01. The foregoing reports and information shall be accompanied by such other information reasonably available to the Servicer and as the Owner or the Administrator shall reasonably request. Such other information shall be provided at the Servicer’s expense (unless such other information cannot be provided without undue burden or material expense to the Servicer, in which case such other information shall be provided at the Owner’s expense subject to the Administrator’s prior written approval of such expense).

          Section 5.03 Administrator Advances. The Administrator shall have the right in its sole and absolute discretion to advance any amount to the Servicer or any third party that would be characterized as a Servicing Advance. The Administrator shall be entitled to reimbursement of each Administrator Advance made with its own funds pursuant to Section 5.01 of the Trust Agreement. In the event that the Administrator elects to make any Administrator Advance, the Administrator shall make such Administrator Advance either from its own funds or, in lieu of making such Administrator Advance from its own funds, the Administrator may withdraw any funds constituting Class A Available Amounts or Class REO Available Amounts, as applicable, then on deposit in the Collection Account for such purpose.
ARTICLE VI
GENERAL SERVICING PROCEDURES
          Section 6.01 Transfers of Mortgaged Property. Subject to Accepted Servicing Practices, the Servicer shall use commercially reasonable efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law or Accepted Servicing Practices from doing so.
          If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the Administrator and any primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement, such fee shall be deposited in the Collection Account for distribution in accordance with Section 5.01 of the Trust Agreement. In connection with any such assumption, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan and any other material terms shall be changed only in accordance with the Accepted Servicing Practices.
          To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit worthiness of the proposed transferee, and shall forward such information to the Administrator for the Administrator’s approval and underwriting for approving the credit of the proposed transferee. If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Administrator shall promptly notify the

Servicer and the Servicer shall diligently, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.
          Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Owner and the Administrator in the monthly remittance advice as provided in Section 7.01, and may request the release of any related Mortgage Loan Documents. If such Mortgage Loan is a MERS Mortgage Loan, the Servicer is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Owner, any and all instruments of satisfaction or cancellation or of partial or full release.
          If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage Loan or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner or the Administrator, the Servicer shall deposit in the Collection Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.
          Section 6.03 Servicing Compensation. As compensation for its services hereunder, the Servicer shall be entitled to payment of the fees specified in the Servicing Fee Schedule detailed in Schedule III to this Agreement. All payments and reimbursements to the Servicer shall be made only in accordance with and pursuant to Section 5.01 of the Trust Agreement. The Servicing Fees shall be calculated in the manner specified in Schedule III. The obligation of the Owner to pay the Servicing Fees and Expenses is limited to, and payable solely from, collections on the Mortgage Loans and REO Properties on deposit in the Certificate Distribution Account, and shall be payable to the Servicer on each Servicing Fee Remittance Date pursuant to Section 5.01 of the Trust Agreement.
          The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.
          Section 6.04 Annual Statements as to Compliance. On or before March 31 of each calendar year, commencing in 2010, the Servicer shall deliver to the Owner and the Administrator a statement of compliance addressed to the Owner and the Administrator and signed by an authorized officer of the Servicer, to the effect that (a) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (b) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in accordance with Accepted Servicing Practices throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.
          Section 6.05 Annual Independent Public Accountants’ Servicing Report. On or before March 31 of each calendar year, commencing in 2010, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner and the Administrator to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans, the REO Properties and any other mortgage loans and residential real property similar in nature and that such firm is of the opinion that the provisions of this and any such similar agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer’s overall servicing operations have been conducted in compliance with this Agreement and such other servicing agreements in accordance with the Uniform Single Attestation Program for Mortgage Bankers, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing Owner and the Administrator a copy of a Uniform Single Attestation Program Report from their independent public accountants on an annual basis, Servicer shall be considered to have fulfilled its obligations under this Section 6.05.
          Section 6.06 [Reserved].
          Section 6.07 [Reserved].
          Section 6.08 Right to Examine Servicer Records; Servicing Audits. (a) The Owner, the Administrator or its respective designee shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement, the Mortgage Loans or the REO Properties, at such times as shall be reasonably requested by the Owner or the Administrator. Any such examination or audit shall be conducted during normal business hours or at such other times as may be reasonable under applicable circumstances, upon at least five (5) Business Days advance notice (or such shorter period as may be required by the Administrator’s regulators); provided, however, that in cases where an Event of Default hereunder has occurred and is continuing, no advance notice shall be required. The Owner shall pay its and the Administrator’s expenses associated with such examination.
          (b) On and after the date which occurs 90 days after the Closing Date, the Owner and the Administrator shall each have the right to audit the Servicer’s servicing procedures from time to time in its reasonable discretion to determine whether the Servicer is servicing in accordance with the terms and provisions of this Agreement and Accepted Servicing Practices. Any failure by the Servicer to service the Assets as set forth in this Agreement and in accordance with Accepted Servicing Practices in all material respects, as determined by the Owner or the Administrator, as the case may be, in its sole discretion upon the conclusion of any such audit, shall constitute a “Failed Servicing Audit” for purposes of this Agreement.
          Section 6.09 Servicer Action Plan; Risk Management Meetings. The Servicer, in consultation with the Administrator, shall develop and adopt an action plan, in form and substance satisfactory to the Administrator in its sole discretion, to address all Servicing Issues (such action plan, the “Servicer Action Plan”). The Servicer Action Plan shall be adopted by the Servicer no later than ninety (90) days after Closing Date. In furtherance of the foregoing, the Servicer and the Administrator shall discuss the Servicing Issues on a regular basis, and in any event not less frequently than once per month, and the Servicer shall work diligently and in good faith to resolve each Servicing Issue to the satisfaction of the Administrator. In addition, during the term of this Agreement, the Servicer and the Administrator shall have monthly meetings to review performance and compliance with Accepted Servicing Practices (including the Servicer Action Plan) and any other servicing standards, policies, procedures or work rules utilized by the Servicer. All necessary Servicer personnel shall be made available. The Servicer shall not change or modify any procedure, practice or policy, with respect to the servicing of the Mortgage Loans or REO Properties, without the prior written consent of the Owner or the Administrator.
ARTICLE VII
SERVICER COVENANTS
          Section 7.01 Affirmative Covenants of the Servicer. Until the date on which this Agreement terminates in accordance with its terms, the Servicer hereby covenants and agrees as set forth below:
          (a) Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Owner and the Administrator:
     (i) Annual Report. As soon as available and in any event no later than the date which is 120 days after the end of each fiscal year the audited consolidated financial statements of the Servicer and Franklin Credit Holding Corporation.
     (ii) Quarterly Report. As soon as available and in any event no later than the date which is 60 days after the end of each of the first three quarters of each fiscal year the reviewed financial statements and quarterly compliance certificate signed by the chief financial officer or chief executive officer of the Servicer.
     (iii) Monthly Reports. As soon as available and in any event no later than ten (10) calendar days after the end of each calendar month, the monthly reports listed on Schedule IV (other than the monthly report set forth in item 6 of Schedule IV, which shall be delivered ten (10) Business Days after the end of each calendar month).
     (iv) Daily Reports. As soon as available and in any event no later than one Business Day after the end of each Business Day the daily reports listed on Schedule IV.
     (v) Interim Statements. The Servicer, upon request by the Owner or the Administrator, also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Servicer’s parent company (and are available upon request to members or stockholders of the Servicer or to the public at large).

     (vi) Other Information. The Servicer shall furnish to the Owner and the Administrator such other reports listed on Schedule IV, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan and REO Property provided for herein. All other special reports or information not provided for herein, and any other information requested by the Administrator that the Administrator is required to provide to Certificateholders pursuant to Section 11.11 of the Trust Agreement, will be provided at the Owner’s expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Owner or the Administrator may give. The information shall include a breakdown of collections, advances and servicing fees attributable to the Mortgage Loans and REO Properties and any other information requested by the Administrator that the Administrator is required to provide to Certificateholders pursuant to Section 11.11 of the Trust Agreement.
          (b) Notices. The Servicer will notify the Owner and the Administrator in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
     (i) Event of Default. The occurrence of an Event of Default.
     (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against the Servicer if the aggregate amount of all judgments and decrees then outstanding against the Servicer exceeds $250,000, (2) the institution of any litigation, arbitration proceeding, investigation or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on its ability to perform its duties under this Agreement, (3) any material development in any previously disclosed litigation, arbitration proceeding, investigation or governmental proceeding and (4) any legal or arbitral proceedings that questions or challenges the validity or the enforceability of this Agreement.
     (iii) Material Adverse Event: The occurrence of any event or condition that has had, or could reasonably be expected to have, a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.
          (c) [Reserved].
          (d) Servicer Personnel. The Servicer will make available to Owner or prospective purchasers of any Assets a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer, and to permit any prospective purchaser to inspect the Servicer’s servicing facilities for the purpose of satisfying such prospective purchaser that the Servicer has the ability to service the Mortgage Loans and REO Properties as provided in this Agreement.
          (e) Compliance with the Agreement. The Servicer shall execute and deliver all such instruments and take all such action as the Owner or the Administrator may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.
          (f) Net Income Before Taxes. The Servicer shall maintain Net Income Before Taxes of not less than (i) $800,000 for the period beginning January 1, 2009, and ending December 31, 2009, and (ii) $800,000 as of the end of each calendar month thereafter for the most recently ended twelve (12) consecutive month period ending on such date.
          (g) Net Worth. The Servicer, as of the end of each month during the term of this Agreement, shall maintain a Net Worth of not less than $7,640,000.
          (h) Collections on or in respect of the Assets (including the net proceeds of any Asset sales consummated pursuant to Section 9.02 of the Trust Agreement and any Putback Litigation Proceeds approved by the Administrator pursuant to Section 2.01 of the Transfer and Assignment Agreement) shall satisfy the applicable Gross Collection Targets.
          Section 7.02 Negative Covenants of the Servicer. Until the date on which this Agreement terminates in accordance with its terms, the Servicer hereby covenants that:
          (a) Change of Control; Restriction on Sale. Except with the prior written consent of the Owner or the Administrator, the Servicer will not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any subsidiary.
          (b) [Reserved].
          (c) The Servicer shall not (i) enter into any other servicing agreements, (ii) otherwise agree to service any assets other than the Mortgage Loans and REO Properties, or (iii) provide any other business services, which in the case of (i), (ii) or (iii), could reasonably likely impair the ability of the Servicer to perform its obligations under this Agreement without the prior written consent of the Administrator, which consent shall not be unreasonably withheld.
ARTICLE VIII
THE SERVICER
          Section 8.01 Indemnification.
          (a) Indemnification by Servicer. The Servicer shall indemnify and hold the Owner, the Owner Trustee, the Certificate Trustee, the Administrator, each Certificateholder, and their respective present and former directors, officers, employees and agents harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way (i) related to the failure of the Servicer to observe and perform any or all of its duties, obligations or agreements contained in this Agreement, or to service the Mortgage Loans or REO Properties in compliance with all the applicable requirements contained in this

Agreement, (ii) resulting from a breach of any of the representations, warranties or covenants contained in this Agreement or (iii) arising out of or based upon the negligence, bad faith or willful misconduct of the Servicer in connection with its observance or performance of any or all of its duties, obligations or agreements contained in this Agreement. The Servicer immediately shall notify the Owner and the Administrator if a claim is made by a third party with respect to this Agreement, any Mortgage Loans or any REO Properties, and shall assume (with the prior written consent of the Owner, the Administrator, the Owner Trustee or the Certificate Trustee, in each case with respect to itself only) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim. The Servicer shall follow any written instructions received from the Owner or the Administrator in connection with such claim. The Owner promptly shall reimburse the Servicer for all amounts advanced by it pursuant to this paragraph, or the failure of the Servicer to service and administer any Mortgage Loans or REO Properties in strict compliance with the terms of this Agreement and applicable law.
          (b) Indemnification by Owner. The Owner shall indemnify and hold the Servicer and its respective present and former directors, officers, employees and agents harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way arising out of or resulting from (i) any Administrator Directed Action or (ii) a breach of any of the representations, warranties or covenants of the Owner or Administrator contained in this Agreement, except to the extent such liability in any case arises out of or results from the negligence, bad faith or willful misconduct of the Servicer, and Subservicer, any Subcontractor or any of their respective affiliates. The Owner shall assume the defense of any such claim and shall pay all expenses in connection therewith, including reasonable counsel fees, and shall promptly pay, discharge and satisfy any final judgment or decree which may be entered against the Servicer in respect of such claim. The Servicer shall follow any written instructions received from the Administrator in connection with such claim.
          (c) Survival. The indemnification provisions set forth in this Section 8.01 shall survive the termination of this Agreement or the termination of any party to this Agreement.
          Section 8.02 Merger or Consolidation of the Servicer. The Servicer shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans or REO Properties and to perform its duties under this Agreement.
          Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Furthermore, in the event the Servicer transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Servicer, such affiliate shall satisfy the condition above, and shall also be fully liable to the Owner, the Administrator, the Owner Trustee, the Certificate Trustee and each Certificateholder for all of the Servicer’s obligations and liabilities hereunder. Any merger or consolidation is subject to Section 7.02(a).
          Section 8.03 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, provided, however, that this provision shall not protect the Servicer or any such Person against any breach of warranties, representations or covenants made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or arising out of the Servicer’s negligence, bad faith or willful misconduct or any other liability which would otherwise be imposed under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans or REO Properties in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Owner or the Administrator, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Owner of the reasonable legal expenses and costs of such action.
          Section 8.04 Limitation on Resignation and Assignment by Servicer. The Owner has entered into this Agreement with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign this Agreement or the servicing rights hereunder or delegate its rights or duties hereunder (other than pursuant to Sections 4.01 and 4.25) or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Owner and the Administrator.
          The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Owner and the Administrator or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel (from external counsel) to such effect delivered to the Owner and the Administrator which Opinion of Counsel shall be in form and substance acceptable to the Owner and the Administrator. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 12.01.

ARTICLE IX
WHOLE ASSET TRANSFERS
          Section 9.01 Removal of Mortgage Loans and REO Properties from Inclusion Under this Agreement Upon Whole Asset Transfers. The Owner and the Servicer agree that with respect to some or all of the Mortgage Loans and REO Properties, the Owner, at its sole option (which option may be exercised by the Administrator on behalf of the Owner), may effect Whole Asset Transfers, on a servicing released basis or on a servicing retained basis. On the Reconstitution Date for any Whole Asset Transfer on a servicing released basis, the Mortgage Loans and REO Properties transferred may cease to be serviced pursuant to this Agreement; provided, however, that, in the event that any Mortgage Loan or REO Property transferred pursuant to this Section 9.01 is rejected by the transferee, the Servicer shall continue to service such rejected Mortgage Loan or REO Property on behalf of the Owner in accordance with the terms and provisions of this Agreement. The Administrator may, in its sole discretion, designate any Business Day as a “Special Remittance Date” in connection with any Whole Asset Transfer.
          (a) The Servicer shall cooperate with the Owner and the Administrator in connection with each Whole Asset Transfer in accordance with this Section 9.01. In connection therewith the Servicer shall (i) execute an Assignment and Assumption Agreement substantially in the form of Exhibit B hereto (each, an “Assignment and Assumption Agreement”) (or, in the case of any Whole Asset Transfer relating to any Putback Litigation, such other documents as shall be requested by the Administrator as may be necessary to transfer such Assets in connection therewith), (ii) execute all agreements required to be executed by the Servicer in connection with such Whole Asset Transfer provided that any such agreements be consistent with the terms hereof and impose no greater duties, liabilities or obligations upon the Servicer than those set forth herein and provided that the Servicer is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein, and (iii) provide such additional cooperation, as is reasonably believed necessary by the Owner or the Administrator, in connection with such Whole Asset Transfers. The Owner shall pay all third party costs associated with the preparation of such information.
          (b) As a condition to the succession to the Servicer as servicer under this Agreement by any Person (i) into which the Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer, the Servicer, subject to the Owner executing a confidentiality agreement substantially in the form of Exhibit J with respect to such succession or appointment, shall provide to the Owner, the Administrator and their respective designees, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner, the Administrator and their respective designees of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner, the Administrator and their respective designees, all information reasonably requested by the Owner or the Administrator.
          In the event the Owner has elected to have the Servicer hold record title to the Mortgages or REO Properties, prior to the Reconstitution Date and after the related closing date the Servicer shall prepare an Assignment of Mortgage or assignment of Deed in blank or, at the option of the Administrator, to the Administrator’s designee from the Servicer (to the extent such

Assignment has not been prepared on or before the related closing date) reasonably acceptable to the Administrator or such designee for each Mortgage Loan and each REO Property that is part of the Whole Asset Transfers. The Owner shall pay all preparation and recording costs associated therewith. The Servicer shall execute each Assignment of Mortgage or assignment of Deed, track such Assignments of Mortgage or assignment of Deed to ensure they have been recorded and deliver them as required by the Administrator or its designee upon the Servicer’s receipt thereof. Additionally, the Servicer shall prepare and execute, at the direction of the Owner or the Administrator, any note endorsements in connection with any and all seller/servicer agreements.
          All Mortgage Loans and REO Properties not sold or transferred pursuant to Whole Asset Transfers, or reacquired by any Reacquisition Party pursuant to the Transfer and Assignment Agreement, shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.
ARTICLE X
DEFAULT
          Section 10.01 Events of Default. Each of the following shall constitute an “Event of Default” on the part of the Servicer hereunder:
     (i) any failure by the Servicer to remit to the Owner or deposit to any Account any funds required to be remitted under the terms of this Agreement by no later than the close of business on the date on which such remittance is due, which failure continues unremedied for the earliest to occur of (i) two (2) Business Days after receipt of notice of such failure from the Administrator and (ii) seven (7) calendar days after the Servicer obtains knowledge or otherwise receives notice of such failure; or
     (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (and not specifically referenced in another clause of this Section 10.01) in accordance with Accepted Servicing Practices which continues unremedied for a period of twenty (20) days (except that such number of days shall be ten (10) days in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such number of days shall be ten (10) Business Days in the case of a failure to deliver any reports required to be delivered to the Owner, the Administrator or its respective designee hereunder); or
     (iii) any representation, warranty or certification made or deemed made herein by the Servicer or in any certificate furnished to the Owner or the Administrator pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished, and the same shall continue unremedied for ten (10) Business Days; or

     (iv) any Change of Control of the Servicer shall have occurred without the prior consent of the Owner or the Administrator; or
     (v) an Event of Default shall exist or have occurred under the Legacy Loan Agreement, Article VIII, Section 8.01(f), (g), (h), (i) or (l); or an Event of Default shall exist or have occurred under the Legacy Loan Agreement because any Borrower (as defined in the Legacy Loan Agreement) shall have failed to comply with the requirements of Sections 7.03(d) or (e), Section 7.04, Section 7.05, Sections 7.12 through 7.14 or Section 7.20, and such failure to observe or perform shall continue unremedied for a period of ten (10) Business Days.
     (vi) failure by the Servicer to maintain its license to do business in any jurisdiction where any Mortgaged Property or REO Property is located if such license is required, and the same shall continue unremedied for ten (10) days; or
     (vii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or
     (viii) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or
     (ix) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations; or
     (x) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or its servicing responsibilities hereunder in violation of Section 8.04; or
     (xi) failure by the Servicer to duly perform, within the required time period, its obligations under Sections 4.25, 6.04, 6.05 or 9.01, which failure continues unremedied for a period of five (5) days; or
     (xii) breach by the Servicer of its covenant contained in Section 7.01(f); or
     (xiii) breach by the Servicer of its covenant contained in Section 7.01(g); or
     (xiv) failure by the Servicer to timely adopt a Servicer Action Plan in form and substance satisfactory to the Administrator in its sole discretion in accordance with Section 6.09; or

     (xv) an “Event of Default” under the Credit Agreement shall have occurred; or
     (xvi) failure by the Servicer to satisfy any Gross Collection Target as a result of any Failed Servicing Audit as determined by the Owner or the Administrator in its respective discretion.
          In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Owner, the Certificate Trustee, the Owner Trustee, the Administrator and the Certificateholders may have at law or equity to damages, including injunctive relief and specific performance, the Owner or the Administrator, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans, the REO Properties and the proceeds thereof.
          Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans, the REO Properties or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from the Owner or the Administrator, the Servicer shall prepare, execute and deliver to the successor entity designated by the Owner or the Administrator any and all documents and other instruments, place in such successor’s possession all Servicing Files, Mortgage Files and REO Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans, the REO Properties and related documents. The Servicer shall cooperate with the Owner, the Administrator and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including the transfer to such successor for administration by it of all cash amounts relating to any Mortgage Loans or REO Properties which shall at the time be in the Servicer’s possession or credited by the Servicer to the Collection Account or Escrow Account or thereafter received with respect to the Mortgage Loans or the REO Properties; provided that the Servicer shall prepare a reconciliation, in form and substance satisfactory to the Administrator, of all Servicing Advances made by it for which it has not been reimbursed and a reasonable good faith estimate of all additional unreimbursed Servicing Advances, accrued Servicing Fees (to the date servicing is transferred to the successor servicer) and other costs incurred prior to the date of such transfer for which it would be entitled to be reimbursed if the Agreement were not being terminated, and to the extent the Servicer provided such reconciliation to the Owner and the Administrator, the Servicer may recover such advances, Servicing Advances and estimated Servicing Advances and other such costs, in each case to the extent approved by the Administrator and in accordance with and pursuant to Section 5.01 of the Trust Agreement, but net of any amounts that the Servicer owes to the Owner, the Certificate Trustee, the Administrator, the Owner Trustee or any Certificateholders pursuant to the indemnity or other provisions of this Agreement.
          If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 8.04) of the Servicer hereunder, either (i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Servicer shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Owner or as otherwise directed by the Administrator and to execute and deliver such other notices, documents and other instruments as may be necessary to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor servicer or (y) in causing MERS to designate on the MERS® System the successor servicer as the servicer of such Mortgage Loan.
          Section 10.02 Waiver of Defaults. By a written notice, the Owner or the Administrator may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
ARTICLE XI
TERMINATION
          Section 11.01 Termination. This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of the last REO Property and the remittance of all funds due hereunder; or (ii) mutual consent of the Servicer, the Owner and the Administrator in writing; or (iii) termination pursuant to Section 10.01 or 11.02. In the event of a termination of the Servicer under Section 10.01, no liquidated damages shall be payable to the Servicer and the Servicer shall be required, at its own expense, to deliver to the related Custodian the entire contents of the Servicing Files, Mortgage Files and REO Files in its possession, to the extent such contents and documents were not previously delivered to such Custodian pursuant to this Agreement or the related Custodial Agreement.
          Section 11.02 Termination Without Cause. The Owner or the Administrator may terminate, at its sole option, any rights the Servicer may have hereunder, without cause as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Servicer by registered mail as provided in Section 12.05.
          For termination without cause, the Servicer shall be entitled to receive from the Owner, with respect to each Mortgage Loan subject to termination, pursuant to this Section 11.02, an amount equal to (i) the Termination Fee (if, and only if, this Agreement is terminated by the Owner or the Administrator or some or all of the real estate assets are sold by the Owner, in each case prior to the first anniversary date of this Agreement) as calculated in Schedule III; (ii) unreimbursed Servicing Advances; (iii) reasonable costs to transfer servicing of the Mortgage Loans and REO Properties to the successor servicer; and (iv) Servicing Fees earned but not yet paid to the Servicer. The Servicer shall not be entitled to receive any Termination Fee in respect of any termination occurring on or after the first anniversary of the Closing Date. Any termination without cause pursuant to this Section 11.02 shall, if such termination occurs after the first anniversary of the Closing Date, require not less than 90 days prior written notice to the Servicer, such notice to be given by the Owner or the Administrator; provided that, notwithstanding the foregoing, no such notice shall be required if the termination of the Servicer relates only to a portion of the Assets and such portion (together with any other portion of the

Assets previously terminated pursuant to this Section 11.02) generated less than 10% in the aggregate of the servicing compensation payable to the Servicer pursuant to this Agreement during the calendar month immediately preceding the month of the effectiveness of such termination. Any notice of a proposed Asset sale given by the Owner or the Administrator pursuant to this Section shall specify the approximate percentage of the Assets (measured by the value ascribed to such Assets on the Closing Date or such other date as may be specified in such notice, and not by loan or property count) intended to be sold. The Owner or the Administrator may adjust such percentage from time to time and shall promptly advise the Servicer of any such adjustment; provided that the notice period specified in this Section shall in each case be calculated by reference to the date of the initial notice.
          Section 11.03 Termination Upon Sale of Assets. In the event of a sale of all or any portion of the Assets pursuant to Section 9.02 or Section 9.03 of the Trust Agreement, the Trust shall have the right to sell such Assets on a servicing released basis without the payment of any penalty or termination fee (other than any Termination Fee due pursuant to Section 11.02).
ARTICLE XII
MISCELLANEOUS PROVISIONS
          Section 12.01 Successor to Servicer. Prior to termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01(ii) or pursuant to Section 11.02, the Owner or the Administrator shall (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of Servicer’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans and proceeds of REO Properties as it and such successor shall agree. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of any of the representations, warranties or covenants made pursuant to Section 3.01 and the remedies available to the Owner, the Administrator, the Certificate Trustee, the Owner Trustee or any Certificateholder under Section 8.01, it being understood and agreed that the provisions of such Sections 3.01 and 8.01 shall survive and shall be applicable to the Servicer notwithstanding any such sale, assignment, resignation or termination of the Servicer, or the termination of this Agreement.
          Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner and the Administrator an instrument accepting such appointment, wherein the successor shall make the representations, warranties and covenants set forth in Section 3.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Section 8.04, 10.01, 11.01 or 11.02 shall not affect any claims that the Owner, the Administrator, the Certificate Trustee, the Owner Trustee or any Certificateholder may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.
          The Servicer shall deliver promptly to the successor servicer the funds under its control relating to the Assets and all Servicing Files, Mortgage Files and REO Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer; provided that the Servicer shall prepare a reconciliation, in form and substance reasonably satisfactory to the Administrator, of all Servicing Advances made by it for which it has not been reimbursed and a reasonable good faith estimate of all additional unreimbursed Servicing Advances, accrued Servicing Fees (to the date servicing is transferred to the successor servicer) and other costs incurred prior to the date of such transfer for which it would be entitled to be reimbursed if the Agreement were not being terminated, and to the extent the Servicer provided such reconciliation to the Owner and the Administrator, the Servicer may recover such advances, Servicing Advances and estimated Servicing Advances and other such costs, in each case to the extent approved by the Administrator, in accordance with and pursuant to Section 5.01 of the Trust Agreement, but net of any amounts that the Servicer owes to the Owner, the Certificate Trustee, the Administrator, the Owner Trustee or any Certificateholders, pursuant to the indemnity or other provisions of this Agreement.
          Upon a successor’s acceptance of appointment as such, the Servicer shall notify by mail the Owner and the Administrator of such appointment in accordance with the procedures set forth in Section 12.05.
          Section 12.02 Amendment. This Agreement may only be amended from time to time by a written agreement signed by the Servicer and the Owner and consented to by the Administrator.
          Section 12.03 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
          Each of the Servicer and the Owner hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Servicer or the Owner.

          Section 12.04 Duration of Agreement. The term of this Agreement shall be for a period commencing on the Closing Date and ending on the third anniversary of the Closing Date. Thereafter, the term of this Agreement may be extended for one or two additional 364 day periods in the sole and absolute discretion of the Owner (which may be exercised by the Administrator on behalf of the Owner). Notwithstanding the foregoing, nothing contained in this Section 12.04 shall obligate the Owner (or the Administrator) to extend the term of this Agreement unless it shall desire to do so in its sole and absolute discretion. This Agreement shall continue in existence and effect during any term specified above unless earlier terminated as provided in this Agreement.
          Section 12.05 Notices. All demands, notices and communications hereunder shall be in writing, except as otherwise expressly provided in this Agreement, and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:
(i)	if to the Servicer: Franklin Credit Management Corporation 101 Hudson Street Jersey City, NJ 07302 Attention: Chief Operating Officer Fax: 201-604-1818
with a copy to:
Franklin Credit Management Corporation 101 Hudson Street Jersey City, NJ 07302 Attention: Chief Legal Officer
or such other address as may hereafter be furnished to the Owner in writing by the Servicer;
(ii)	if to Owner: Franklin Mortgage Asset Trust 2009-A c/o the Certificate Trustee 7 Easton Oval — EA4E63 Columbus, OH 43219 Attention: Corporate Trust Phone: 614-331-9801 Fax: 614-331-5862

with a copy to:
The Huntington National Bank 7 Easton Oval — EA4E63 Columbus, OH 43219 Attention: Corporate Trust Phone: 614-331-9801 Fax: 614-331-5862
or such other address as may hereafter be furnished to the Servicer in writing by the Owner; or
(iii)	if to Administrator: The Huntington National Bank 41 South High Street Columbus, OH 43215 Attention: Alan Seitz, Senior Vice President Fax: 614-480-3688
          Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
          Section 12.07 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Owner.
          Section 12.08 Execution; Successors and Assigns. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon, and shall be enforceable by, the Servicer and the Owner and their respective successors and permitted assigns.
          Section 12.09 Recordation of Assignments of Mortgage. To the extent permitted by applicable law, as to each Mortgage Loan which is not a MERS Mortgage Loan, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Owner’s expense in the event recordation is either necessary under applicable law or requested by the Owner or the Administrator at its sole option.

          Section 12.10 Assignment by Owner. The Owner shall have the right, without the consent of the Servicer to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans and REO Properties, and designate any person to exercise any rights of the Owner and the Administrator hereunder, by executing an Assignment and Assumption Agreement (it being understood that such Assignment and Assumption Agreement shall impose no greater duties, obligations or liabilities on the Servicer than those set forth in this Agreement), and the assignee or designee shall accede to the rights and obligations hereunder of the Owner and the Administrator with respect to such Mortgage Loans and REO Properties. All references to the Owner or the Administrator in this Agreement shall be deemed to include its assignee or designee.
          Section 12.11 [Reserved].
          Section 12.12 Further Agreements. The Owner and the Servicer each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.
          Section 12.13 Administration Agreement. The Owner and the Servicer each hereby acknowledge that the Owner and the Certificate Trustee have appointed the Administrator to perform certain duties of the Owner hereunder and to provide certain additional services to the Owner and the Certificate Trustee as set forth in the Administration Agreement.
          Section 12.14 Third Party Beneficiaries. The Administrator, the Owner Trustee, the Certificate Trustee and each Certificateholder shall each be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.
          Section 12.15 Intent of Parties. The parties intend that the Trust shall not constitute a securitization vehicle for purposes of any statute that limits the liability of the Servicer in connection with loan modifications, workouts or other loss mitigation plans.
[Intentionally Blank — Next Page Signature Page]

          IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

FRANKLIN MORTGAGE ASSET TRUST 2009-A			FRANKLIN CREDIT MANAGEMENT CORPORATION
Owner				Servicer

By:	The Huntington National Bank as Certificate Trustee

	By:	/s/ Candada J. Moore	By:	/s/ Thomas J. Axon

		Name: Candada J. Moore		Name: Thomas J. Axon
		Title: Senior Vice President		Title: President
[Servicing Agreement Signature Page]

STATE OF OHIO	)
	)	ss.:
COUNTY OF FRANKLIN	)
          On the 25 day of March, 2009 before me, a Notary Public in and for said State, personally appeared Candada J. Moore, known to me to be President of Franklin Credit Management Corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.
          IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

/s/ Susan E. Portwood Notary Public

[SEAL]

My commission expires:

Susan E. Portwood Notary Public, State of Ohio My commission expires July 12, 2009

STATE OF	)
	)	ss.:
COUNTY OF	)
          On the ___day of                     , 20___before me, a Notary Public in and for said State, personally appeared                      , known to me to be the                                                             of Franklin Mortgage Asset Trust 2009-A, that executed the within instrument and also known to me to be the person who executed it on behalf of said trust, and acknowledged to me that such trust executed the within instrument.
          IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

[SEAL]

My commission expires:

SCHEDULE I
MORTGAGE LOAN SCHEDULE

S-I-1

SCHEDULE II
REO PROPERTY SCHEDULE

S-II-1

SCHEDULE III
SERVICING FEE SCHEDULE
A. Monthly Servicing Fees
1.	For each calendar month the Servicer will receive an amount equal to the product of (x) *** and (y) ***.

2.	For each calendar month the Servicer will receiver *** of total cash collected from the Mortgage Loans (including REO Property and Mortgage Loan, except for mortgage loans refinanced under any HNB programs).

The Servicing Fee Rate for Mortgage Loans is:
(a)	If such Mortgage Loan is Performing/A (0 — 10 days Delinquent) ***;

(b)	If such Mortgage Loan is Performing/B (11-29 days Delinquent) ***;

(c)	If such Mortgage Loan is Sub-Performing (30-119 days Delinquent) ***;

(d)	If such Mortgage Loan is contractually modified (up to 119 days Delinquent) ***;

(e)	If such Mortgage Loan is Non-Performing (in foreclosure or bankruptcy) ***;

(f)	REO Property — *** per month for the months prior to the legal right to list the property for sale, and *** of net proceeds if property is under contract for sale within 120 days of the legal right to list the property and the sale of such property actually closes; and

(g)	Recovery Collection (as to Second Lien Mortgage Loans — on the earlier (i) of foreclosure or liquidation of the REO or (ii) 120+ Days Delinquent; and, as to First Lien Mortgage Loans on establishment of a deficiency balance): Servicing Fee Rate is of *** of cash collected each month excluding out of pocket expenses paid by Owner.
          For purposes of determining the Servicing Fee Rate, “Delinquent” means contractual delinquency.
          The Servicing Fee will be paid by the Owner on each Servicing Fee Remittance Date in accordance with Section 5.01 of the Trust Agreement.

S-III-1

B. Ancillary Fees
     The Servicer will retain all ancillary fees collected (late charges, prepayment penalties, NSF fees, subordination fees, release fee, satisfaction fee, and all other incidental fees and charges received by the Servicer.
C. Deboarding Fee
      *** per loan (exclusive of out of pocket transfer related expenses).
D. Termination Fee
     As to each category of Mortgage Loans (sub paragraphs (a) through (g) of Section A, above) as to which servicing shall be terminated, the Termination Fee shall be equal to:
     The product of (i) a percentage equal to a fraction, the numerator of which is the number of Mortgage Loans in such category as to which servicing is being terminated as of the date of termination and the denominator of which is the total number of Mortgage Loans in such category at the end of the month immediately preceding the month in which servicing is terminated; (ii) the aggregate Service Fee as calculated for each category of Mortgage Loans so terminated; and (iii) six.
     If servicing of Mortgage Loans is terminated within the first month of servicing, the Termination Fee shall be calculated as if the Mortgage Loans had been serviced in accordance with this Agreement during the month immediately preceding the effective date of this Agreement.
E. Definitions
          Capitalized terms used in this Servicing Fee Schedule and not otherwise defined herein shall have the meanings ascribed thereto in the HNB Requirements.

S-III-2

SCHEDULE IV
REPORTS
1.	Daily Collections Report (as provided as of the date of this Agreement), in substantially the form of Exhibit IV-A.

2.	Monthly Servicing Update Report (as provided as of the date of this Agreement), in substantially the form of Exhibit IV-B (provided by 2nd Business Day of the following month).

3.	Monthly Modification Performance/Vintage Report (as provided as of the date of this Agreement), in substantially the form of Exhibit IV-C (provided by 2nd Business Day of the following month).

4.	Monthly REO Inventory and Sales Report (as provided as of the date of this Agreement), in substantially the form of Exhibit IV-D (provided by 2nd Business Day of the following month).

5.	Monthly Third Party Expense Report (provided by 2nd Business Day of the following month).

6.	Monthly Financial Statements, to include internally prepared balance sheet and profit and loss statement (provided by 10th Business Day of the following month).

7.	Monthly Repurchase Status Update (provided by 2nd Business Day of the following month).

8.	Annual Revenue and Expense Budget (provided as request).

9.	Quarterly Report and Forecast (due within 30 days after the quarter end), with a budget-to actual for the quarter ended and an updated Forecast.

10.	Data, in form and substance, supporting and facilitating the Owner in accounting, reporting and regulatory purposes. (provided by 2nd Business Day of the following month).

11.	Upon request, at least one work station access to the Servicer’s ILS system (or such other data system as may be utilized by the Servicer from time to time in connection with its performance of its servicing obligations under the Servicing Agreement) for accounting, audit and other general purposes.

12.	A monthly reconciliation report of all cash collections by the Servicer (provided by the 5th Business Day of the following month).

13.	Upon request, copies of reconciliation prepared by the Servicer.

14.	Such other reports as the Administrator shall reasonably request.

S-IV-1

SCHEDULE V
REO PROPERTY DOCUMENTS
1.	Original Deeds

2.	Original Contracts of Sale; if applicable

3.	Original Lease Agreements; if applicable

S-V-1

SCHEDULE VI

APPROVAL MATRIX

Item	Lien Position	Franklin Delegated Approval	Client Approval Required
Repayment Plans	All	Consistent with established work rules.	If proposed action would be an exception to established work rules.

Deferments	All	Consistent with established work rules.	If proposed action would be an exception to established work rules.

Modifications	All	Consistent with established work rules.	If proposed action would be an exception to established work rules.

Pay and Accrue	All	Consistent with established work rules.	If proposed action would be an exception to established work rules.

Settlement of Litigated Files	All	None	Client to approve all litigated files based on recommendations by Franklin and outside counsel.

Short Sales	All	As to 1st mortgage loans, approval to accept *** of BPO.

As to 2nd mortgage loans, approval to accept offer if *** of UPB plus 1st mortgage equals *** or more of BPO.

		As to 1st and 2nd mortgage loans, deficiency balance forgiven and additional borrower benefits not to exceed ***.	Client to approve all other proposed Short Sales on recommendation of Franklin.

Deed-in-Lieu	All	None	Client to approve all Deeds in Lieu.

Charge-Off	All	None	Client to approve all Charge-Offs.

Foreclosure Approval	All	Approval to refer to attorney for foreclosure if net proceeds is *** or greater.	If net proceeds is ***, Client approval is required before referring to attorney to initiate foreclosure action.

S-VI-1

Item	Lien Position	Franklin Delegated Approval	Client Approval Required
Foreclosure – Bidding Instructions	All	Bidding instructions are equal to *** of the most recent Gain/Loss Analysis	If less then *** requires Client approval.

Additional Fee Requests	All	Franklin to approve additional fees up to *** hours @ *** per hour.	Client to approve if greater than *** hours or if hourly fee is greater than ***
REO – Appraisals	All	If appraisal cost is less than *** per property	If appraisal cost is greater than ***

REO – Marketing Plans	All	List at *** of reconciled Fair Market Value (FMV). FMV is defined as the estimated sales price based on the review and reconciliation of BPOs and appraisals.	List at less than *** of reconciled Fair Market Value (FMV) requires client approval.

REO – Negotiation of Offers	All	Franklin may accept *** of current list price	Client approval required for offers less than *** of current list price.

REO – List Price Reductions	All	Franklin to perform first price reduction review after property has been on the market for *** days. Thereafter, reviews will be performed every *** days.	Client to approve all reductions.

REO – Relocation Assistance	All	Not to exceed *** per property.	Client to approve amounts in excess of ***.

REO – Property Preservation	All	Up to *** per property	Client approval required for expenses in excess of *** per property.

REO – Property Preservation – Emergency Repairs	All	Franklin to approve and notify Client.	None

S-VI-2

SCHEDULE VII
SUMMARY OF HNB REQUIREMENTS
1.	Interagency Guidance on Subprime Lending — 03/03/1999

2.	Expanded Guidelines for Subprime Lending Programs — 2001

3.	Interagency Statement of Subprime Mortgage Lending — July 10, 2007

4.	Proposed Illustrations of Consumer Information for Subprime Mortgage Lending 8/14/07

5.	Interagency Guidance on Nontraditional Mortgage Product Risks 10/4/06

6.	Guidance on Unfair or Deceptive Acts or Practices — AL 2002-3

7.	Guidance for National Bank to Guard Against Predatory and Abusive Lending Practices — AL 2003-2

8.	Avoiding Predatory and Abusive Lending Practices in Brokered and Purchased Loans — AL 2003-3

9.	Working with Mortgage Borrowers — OCC Bulletin 2007-14

10.	Regulation B (Equal Credit Opportunity Act)

11.	Regulation Z (Truth in Lending Act)

12.	Regulation X (Real Estate Settlement Procedures Act)

13.	FDPA (Flood Disaster Protection Act)

14.	UDAP (Unfair and Deceptive Acts & Practices)

15.	Fair Credit Reporting Act (including Fact Act amendments)

16.	Servicemembers Civil Relief Act

17.	Fair Housing Act (FHA)

S-VII-1

SCHEDULE VIII
SERVICING ISSUES
1.	Further refine dialer campaigns to more effectively leverage collection staff.

2.	Pilot the use of non-traditional right party contact tools (e.g. prepaid cell phones, introduce customer collection segmentation strategies, etc.).

3.	Implement additional structure for qualifying customers and setting the terms of loan modifications.

4.	Develop more formal processes to actively pursue loan repurchase obligations.

5.	Develop more robust management reporting, including the adoption of key performance indicators and key risk measurements that align with the activities of the business.

6.	Create and implement a formula vendor management program designed to manage risk among vendors and actively monitor vendor performance.

7.	Perform an immediate analysis of existing system controls and access levels to confirm that user responsibilities are aligned with user roles.

8.	Resolve outstanding collateral issues, specifically confirm the source of collateral issues and establish process / controls to reduce the risk of future loan boarding collateral deficiencies should the platform be leveraged to support further growth.

9.	Late term loss mitigation (foreclosure, bankruptcy and REO). In today’s environment, most lenders expect these areas to be critical in their loss mitigation efforts as delinquencies continue to rise and foreclosure/ REO portfolios expand. However, unlike collections and loan modifications, there are specific rules, regulations and asset management requirements associated with managing a growing later term defaults, bankruptcy, foreclosure and REO portfolio. As a result, we believe that Huntington should take a “deeper dive” into these areas in an effort to analyze current processes and controls.

10.	Investor Accounting/Reporting improvements as current Investor Reporting is primarily limited to the BOSCO portfolio and is not wholly performed in servicing.

11.	Loan Boarding practices as historical error rates on the existing portfolio appear high based upon the sample of QC reports analyze.

12.	Loan modification and re-qualifying practices to support sound loan modification decisions.

13.	Streamlining of the cashiering and escrow process to reduce hand-offs and maximize float revenues.

S-VIII-1

14.	Analyzing the current status of Franklin’s servicing and origination licenses to confirm that the platform is compliant with relevant licensing requirements.

15.	An analysis of FCMC’s capacity analysis (i.e. staffing model) to examine how incremental servicing volume would affect the existing portfolio and resource needs. In addition, this analysis should consider the incremental savings of key investments at varying portfolio levels.

S-VIII-2

SCHEDULE IX
MAKING HOME AFFORDABLE GUIDELINES

S-IX-1

EXHIBIT A
HBAN Work Rules
The following work rules will be used by FCMC when dealing with either first or second liens based on delinquency status.
1st Lien
All Current Loans — the following sequence will be used when dealing with current borrowers:
1.)	HBAN to Offer the Borrower a Potential Refinance
•	HBAN will provide to FCMC on a daily basis, a list of potential refi candidates they are working with. FCMC will code ILS to identify these accounts so that a collection call will not be generated. Calls will not be made on these accounts if *** days past due.

•	If an account becomes *** days past due while coded as potential refi, FCMC will resume making calls.

•	Code stays on system until account is either paid off or an additional code is received from HBAN that potential refi was declined.

•	Declined code is updated in ILS.

•	Continue to collect payment once declined and/or *** days past due.
2.)	Settlement
•	FCMC is allowed to accept settlement *** of Principal Balance. Approval to accept less than *** requires HBAN approval. (Additional work rules from HBAN will be supplied)
3.)	Offer Borrower Homeowner Relief Program
•	The program is based on the borrowers Hardship and their inability or desire to continue to pay on their mortgage.

•	The borrower is agreeing to sell their home and receive a *** cash bonus at closing from the net proceeds.

•	Work rules are attached to document
4.)	Offer Borrower Refinance Though HBAN if Not Already Offered by HBAN

•	Borrower must have a current FICO score *** or above to qualify for possible refinance.

•	FCMC will code ILS and Huntington will reach out to the borrower for applicable information needed.

•	Collection calls will continue if borrower becomes delinquent
5.)	Permanent Relief — based on borrower’s inability to make payments at the current payment amount and/or rate of interest
•	FCMC will use the HBAN Work Rules that are attached to this document.

•	The hardship must be permanent (i.e. reduction of income, medical, etc)

•	Offer new *** year term, lower interest rate
6.)	Temporary Relief — based on the borrowers inability to make payments on a temporary basis (car expense, temporary unemployment) at the current payment amount or rate of interest. The temporary relief can only be up to one year.
•	Hardship must be over

•	FCMC will use current work rules that are already in place for Deferments and rate reductions at FCMC
Sub Performing 30-119
All Sub-Performing Loans- the following sequence will be used when dealing with current borrowers:
1.)	Settlement
•	Settlement is based on fair market value (FMV) and UPB. FCMC is allowed to accept settlement *** of fair market value (FMV) but no less than *** of Principal Balance. Approval to accept less than above requires HBAN approval. (Additional work rules from HBAN will be supplied)
2.)	Offer Borrower Homeowner Relief Program
•	The program is based on the borrowers Hardship and their inability or desire to continue to pay on their mortgage.

•	The borrower is agreeing to sell their home and receive a *** or *** cash bonus (which ever is greater) at closing from the net proceeds.

•	Work rules are attached to document
3.)	Permanent Relief — based on borrower’s inability to make payments at the current payment amount and/or rate of interest
•	FCMC will use the HBAN Work Rules that are attached to this document.

•	The hardship must be permanent (i.e. reduction of income, medical, etc)

•	Offer new *** year term, lower interest rate

•	If borrower does not qualify for minimum *** interest rate, approval to go to *** interest rate.
4.)	Temporary Relief — based on the borrowers inability to make payments on a temporary basis (car expense, temporary unemployment) at the current payment amount or rate of interest. The temporary relief can only be up to one year.
•	Hardship must be over

•	FCMC will use current work rules that are already in place for Deferments and rate reductions at FCMC
5.)	Deed in Lieu
•	HBAN approval required for all Deeds in Lieu

•	Hardship letter is required by borrower when submitting request to HBAN
6.)	Initiating Foreclose action
•	Initiate foreclosure at *** days delinquent.

•	If net proceeds are less than *** HBAN approval is required
Non Performing ***
All Non-Performing Loans- the following sequence will be used when dealing with current borrowers:
1.)	Settlement
•	Settlement is based on fair market value (FMV). FCMC is allowed to accept settlement *** of of fair market value (FMV). Approval to accept less than above requires HBAN approval. (Additional work rules from HBAN will be supplied)
2.)	Offer Borrower Homeowner Relief Program
•	The program is based on the borrowers Hardship and their inability or desire to continue to pay on their mortgage.

•	The borrower is agreeing to sell their home and receive a *** cash bonus at closing from the net proceeds.

•	Work rules are attached to document

3.)	Deed in Lieu
•	HBAN approval required for all Deeds in Lieu

•	Hardship letter is required by borrower when submitting request to HBAN
4.)	Permanent Relief — based on borrower’s inability to make payments at the current payment amount and/or rate of interest
•	FCMC will use the HBAN Work Rules that are attached to this document.

•	The hardship must be permanent (i.e. reduction of income, medical, etc)

•	Offer new *** year term, lower interest rate

•	If borrower does not qualify for minimum *** interest rate, approval to go to *** interest rate.

•	HBAN to approval all requests for Permanent Relief offers
5.)	Foreclosure Sale
•	If borrower is unwilling and/or unable to agree to any of the above workouts proceed with foreclosure sale
2nd Liens
Current Loans
All Current Loans- the following sequence will be used when dealing with current borrowers:
1.)	HBAN to Offer the borrower a Potential Refinance
•	HBAN will provide to FCMC on a daily basis a list of potential refi candidates they are working with. FCMC will code ILS to identify these accounts so that a collection call will not be generated. Calls will not be made on these accounts if <*** days past due.

•	If an account goes *** days past due while coded as potential refi, FCMC will resume making calls.

•	Code stays on system until account is either paid off or an additional code is received from HBAN that Potential Refi was declined.

•	Declined code is updated in ILS.

•	Continue to collect payment once declined and/or *** days past due.
2.)	Settlement
•	FCMC is allowed to accept settlement *** of Principal Balance. Approval to accept less than *** requires HBAN approval.
3.)	Temporary Relief — based on the borrowers inability to make payments on a temporary basis (car expense, temporary unemployment) at the current payment amount or rate of interest. The temporary relief can only be up to one year.
•	Hardship must be over

•	FCMC will use current work rules that are already in place for Deferments and rate reductions at FCMC
4.)	Permanent Relief — based on borrower’s inability to make payments at the current payment amount and/or rate of interest
•	FCMC will use the HBAN Work Rules that are attached to this document.

•	The hardship must be permanent (i.e. reduction of income, medical, etc)

•	Offer new *** year term and/or lower interest rate

•	If borrower does not qualify for minimum *** interest rate, approval to go directly to *** interest rate.

•	Must be current with 1st Mortgage

•	Income vs. Expenses at or Less than ***
Sub Performing ***-***
All Sub-Performing Loans- the following sequence will be used when dealing with current borrowers:

1.)	Settlement
•	FCMC is allowed to accept settlement of *** of Principal Balance. Approval to Accept less than *** requires HBAN approval. HBAN is willing to look at all offers
2.)	Permanent Relief — based on borrower’s inability to make payments at the current payment amount and/or rate of interest
•	FCMC will use the HBAN Work Rules that are attached to this document.

•	The hardship must be permanent (i.e. reduction of income, medical, etc)

•	Offer new *** year term and/or lower interest rate

•	If borrower does not qualify for minimum *** interest rate, approval to go directly to *** interest rate.

•	Must be current with 1st Mortgage

•	Income vs. Expenses at or Less than ***

•	Current on 1st Mortgage
3.)	Temporary Relief — based on the borrowers inability to make payments on a temporary basis (car expense, temporary unemployment) at the current payment amount or rate of interest. The temporary relief can only be up to one year.
•	Hardship must be over

•	FCMC will use current work rules that are already in place for Deferments and rate reductions at FCMC Apply to Principal (*** Interest Rate)
Nonperforming *** (Recovery)
All Non-Performing Loans- the following sequence will be used when dealing with current borrowers:
1.)	Settlement
•	HBAN to approve all settlement offers
2.)	Repayment Plans
•	Follow FCMC work rules

Short Sale Requirements
1st Liens
•	FCMC — Approval to accept *** of current value

•	Deficiency balance may still be pursued

•	HBAN to review all settlement offers lower than ***

•	BPO to be less then four months old
2nd Liens
•	FCMC — Offer must be *** of value

•	Approval to accept *** or more of Principal Balance

•	Deficiency balance may still be pursued

•	Current AVM (less then *** months old) required
REO
1.)	Property Listing Work Rules
•	List property at *** of FMV

•	FCMC to Accept offer at *** of List

•	Every *** Days FCMC required to reduce List price to *** of previous list price;

•	FCMC has authority to accept *** of list after initial *** days on market

•	At *** Days on market FCMC to reduce List to *** of previous list price

•	FCMC has authority to accept *** of current list price

•	At *** Days on market FCMC to Reduce List to *** of previous list price

•	FCMC has authority to accept *** of list

•	At *** Days on market FCMC to Reduce List to *** of previous list price

•	FCMC has authority to accept *** of list

•	At *** Days on market FCMC to Reduce List to *** of previous list price

•	FCMC has authority to accept *** of list

•	At *** Days on market review Broker performance and replace if necessary, and continue to reduce at *** intervals.
2.)	Rental Property Work Rules
•	HBAN will not pursue REO rentals while property is in REO

•	Any Rental opportunity will require HBAN approval on an Exception Basis Only
BPO Work Rules
1st Liens
•	*** Days Past Due — AVM required

•	*** Days Past Due — BPO required

•	TBD for Time Frame of Next BPO to be Ordered

•	*** Days Prior to Foreclosure Sale — BPO required
2nd Liens
•	Case by Case basis
REO
•	Order Interior BPO
Payment of Taxes — Notified of Delinquent Taxes on Non-Escrow accounts
•	If property value is less than $***, do not pay taxes.

•	FCMC is required to notify HBAN of accounts where taxes were not paid due to value less than $***.

Insurance
•	FCMC is required to follow work rules as outlined in Servicing Contract

•	Annualized insurance certificates will be utilized and refunds will be sent to the borrower when proper proof of insurance is furnished to FCMC.
Judgment
•	FCMC is required to obtain approval to initiate Judgment Action on all loans in the Recovery Department

•	UPB to be $*** or greater

•	FCMC will develop approval form to be used to obtain approval by HBAN for Judgment processing
Face to Face Interviews work rules
The goal of Face to Face is to offer a customer permanent solutions to current situations. HBAN and FCMC need to identify how Face to Face contact will be utilized to maximize the effectiveness.
1st Liens
•	Account must be *** days or more delinquent and less than *** days delinquent

•	FCMC has not received a payment within *** days and has not had any contact with the borrower within the last *** days

•	Exclude Loans in Foreclosure, Bankruptcy and REO

•	Interview will be conducted at the mailing address.

•	Maximum of *** Per Year
2nd Liens
•	Principal Balance must be greater then $*** and *** days or more delinquent

•	FCMC has not received a payment within *** days and has not had any contact with the borrower within the last *** days

•	Interview will be conducted at the mailing address.

•	Maximum of *** Per Year
Assignment of Rents
•	HBAN Does not want to pursue assignment of rents for this portfolio
Delinquency Letters Work Rules
•	FCMC to send *** Day, *** day delinquency letters

•	FCMC to send Monthly Billing Statements
Property Inspections Work Rules
1st Liens
•	Per Servicing Contract, all accounts that are *** days past due require a property inspection.

•	Continue inspections monthly until account is less than *** days past due

•	Stop inspections once foreclosure sale is held.

•	Auto Secure if Vacant

•	Grass Cuts Every *** Weeks

•	Repairs are Permitted on damaged properties up to $***

•	Winterize property if required
2nd Liens
•	No inspection.
Reporting
•	Monthly Data file required only.

HBN Permanent Relief Policies for Real Estate Secured Loans
The process of loss mitigation begins with the identification of an account that may default within the near future. Identification can originate with the borrower, a collector, or the HNB internal behavior score model. Once an account has been identified, it is transferred into the appropriate loss mitigation queue based on the system where the loan/line is currently being serviced. Appendix A contains the current queues within each system and the general flow of accounts as they move through the loss mitigation process.
The loss mitigation staff can review an account after the following pieces of information are obtained from the borrower, existing collection notes, or the imaging system. Below is a list of the critical items.
1.	Borrower current income and expense worksheet on ILS
•	Data gathered via phone interview by collector or from Loss Mitigation Package received through the mail and input into Default Management System

•	Require the customer to write a hardship letter explaining why they are having problems and requesting assistance.

•	Collector moves account to appropriate queue for review
Once all necessary data has been collected and the account has been routed to the appropriate review queue the loss mitigation team can begin the process of identifying a potential solution and alternative to the typical foreclosure/reo process. The ultimate goal of loss mitigation is to minimize the loss associated with an account using the loss mitigation tools identified below. The loss mitigation specialist should choose the solution that will provide a permanent solution to the problem, rather than a temporary solution. The list of techniques below has been ordered to reflect the preferred solution to follow when considering loss mitigation alternatives.
Loan Modification
     All loan modifications must meet the following general criteria to be approved.
1.	Total income must exceed total expenses (expenses reflective of solution proposed)

2.	Income must be verified though a pay stub, tax return, or other documentation

3.	Proof of homeowners insurance on subject property must be provided

4.	Real Estate payment guidelines for Rewrites: (including Insurance and taxes) represent the minimum threshold as defined below. The amount may be reduced based upon documentation of medical expenses, child care expenses, transportation expenses or other hardship issues facing the customer.
a.	If the customer’s monthly income is less than $***, use ***.

b.	If the customer’s monthly income is between $***-$***, use ***.

c.	If the customer’s monthly income is between $***-$***, use ***

d.	If the customer’s monthly income is greater than $*** use ***.

e.	If borrower does not qualify for a *** interest rate then reduce floor rate to *** if qualified.
5.	The situation which has caused the issue must not be a short term issue. Extensions or the re-age program would be the appropriate way to bring the account current

6.	If the customer appears to have the income (ability to pay) to support the current structure of the note, then HNB cannot rewrite the note. Extensions or the re-age program would be the appropriate way to bring the account current.
The following list of loan modification options shows the preferred order of solutions as well as other items to consider during evaluation.
1.	Extend the term of the loan to a *** yr amortization with the same terms as the original note.
a.	On second mortgages, First must be current with other notes secured and/or have a forbearance or other agreements that will bring the account current

b.	Minimum payment requirements (outlined in #4) are not used, but the customer must show that they can afford the new payments.
2.	Modify the HNB loan only into a *** yr term at a lower rate.
a.	Rate should be the highest rate a customer can afford based on the following hierarchy:
i.	Use of calculation outlined in #4.
b.	Calculate a payment and solve for the interest rate, which must be greater than ***
Home Owner Relief Program

The purpose of this program is to assist borrowers who are unable to sell their home due to a reduction in value and/or unable to refinance their existing debt due to financial issues or home value reduction. Franklin Credit will work directly with each borrower to assist them with liquidating their home and compensating them for their assistance in this program.

Program Structure
•	Borrower list property at agreed upon listing price with a designated FCMC Realtor

•	Property is listed at a value that should incent a prospective buyer to purchase the home within *** days of listing

•	If property is sold within *** days from listing the borrower with be eligible for a incentive of *** of the net purchase price (after all closing cost, commissions and related expenses are paid)

Borrower requirements
•	Borrower must have a First Mortgage with FCMC

•	Must be living in the home

•	Must continue to pay us a set monthly payment until home is sold

•	Must be available to show home at acceptable times during each day

•	Borrower has to move out of home prior to the closing day

•	The house must be broom clean at closing

•	Must maintain property condition through closing
Process Flow
•	Contact all First Mortgage borrowers who are currently *** days or more delinquent

•	Explain Home Relief program to borrower

•	If unable to contact borrower conduct a Face to Face interview to explain Home Relief program

•	Borrower agrees to be eligible for the program

•	Obtain current value of home (no less then *** days old)

•	Obtain update title report

•	Run Valuation model to determine list price

•	Borrower signs agreement

•	Engage Listing Broker

•	All offers to be sent to FCMC for Approval

•	Execute Sales Agreement

•	Conduct a property condition report

•	Close on Home

•	Pay borrower their Home Relief incentive
Marketing Requirements
•	List property at *** of FMV

•	FCMC to accept offer at *** of list

•	Every *** days FCMC required to reduce list price to *** of previous list price;

•	FCMC has authority to accept *** of list after initial *** days on market

•	At *** days on market FCMC to reduce list to *** of previous list price

•	FCMC has authority to accept *** of current list price

•	At *** days on market FCMC to reduce list to *** of previous list price

•	FCMC has authority to accept *** of list

•	At *** days on market FCMC to reduce list to *** of previous list price

•	FCMC has authority to accept *** of list

•	At *** days on market FCMC to reduce list to *** of previous list price

•	FCMC has authority to accept *** of list

•	At *** days on market review broker performance and replace if necessary, and continue to reduce at *** intervals.

•	Provide *** or $***. (whichever is greater) of net proceeds incentive to borrower

EXHIBIT B
ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                    , 20__
          ASSIGNMENT AND ASSUMPTION, dated                     , 20___ among                     , a                      corporation having an office at                      (“Assignor”) and                     , having an office at                      (“Assignee”) and Franklin Credit Management Corporation (the “Servicer”), having an office at [           ]:
          For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
          1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Owner, in, to and under that certain Servicing Agreement (the “Servicing Agreement”), dated as of                     , by and between                      (the “Owner”), and                      (the “Servicer”), Mortgage Loans and REO Properties listed on Schedule I and Schedule II, hereto, respectively, delivered thereunder by the Servicer to the Assignor insofar as the Servicing Agreement relates to such Mortgage Loans and REO Properties, and that certain Custodial Agreement (the “Custodial Agreement”) relating thereto, dated as of                     , by and among the Servicer, the Owner and                      (the “Custodian”).
          2. The Assignor warrants and represents to, and covenants with, the Assignee that:
          (a) The Assignor is the lawful owner of the Mortgage Loans and REO Properties with the full right to transfer the Mortgage Loans and REO Properties free from any and all claims and encumbrances whatsoever;
          (b) The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Servicer with respect to the Servicing Agreement, the Mortgage Loans or the REO Properties;
          (c) The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Servicing Agreement, the related Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Servicing Agreement, the Mortgage Loans or the REO Properties; and
          (d) Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or the REO Properties, any interest in the Mortgage Loans or the REO Properties or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or the REO Properties, any interest in the Mortgage Loans or the REO Properties or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans or the REO Properties, any interest in the Mortgage Loans or the REO Properties or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans or the REO Properties under the Securities Act of 1933 (the “33 Act”) or which would render the disposition of the Mortgage Loans or the REO Properties a violation of Section 5 of the 33 Act or require registration pursuant thereto.
          3. That Assignee warrants and represents to, and covenants with, the Assignor and the Servicer pursuant to Section 12.10 of the Servicing Agreement that:
          (a) The Assignee agrees to be bound, as Owner, by all of the terms, covenants and conditions of the Servicing Agreement, the Mortgage Loans, the REO Properties and the related Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Servicer and the Assignor all of the Assignor’s obligations as Owner thereunder;
          (b) The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;
          (c) The purchase price being paid by the Assignee for the Mortgage Loans and REO Properties is in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;
          (d) The Assignee is acquiring the Mortgage Loans and REO Properties for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans or the REO Properties by means of any general advertising or general solicitation within the meaning of Rule 502(c) of U.S. Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;
          (e) The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans and REO Properties;
          (f) The Assignee has been furnished with all information regarding the Mortgage Loans and REO Properties that it has requested from the Assignor or the Servicer;
          (g) Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or the REO Properties, any interest in the Mortgage Loans or the REO Properties or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Mortgage Loans or the REO Properties, any interest in the Mortgage Loans or the

REO Properties or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans or the REO Properties, any interest in the Mortgage Loans or the REO Properties or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans or the REO Properties under the 33 Act or which would render the disposition of the Mortgage Loans or the REO Properties a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans or the REO Properties; and
          (h) Either (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans or the REO Properties on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans or the REO Properties will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.
          (i) The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans, REO Properties and the Servicing Agreements is:

Attention:

          The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans, REO Properties and the Servicing Agreement is:

Attention:

          4. From and after the date hereof, the Servicer shall note the transfer of the Mortgage Loans and REO Properties to the Assignee in its books and records, the Servicer shall recognize the Assignee as the owner of the Mortgage Loans and REO Properties and the Servicer shall service the Mortgage Loans and REO Properties for the benefit of the Assignee pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Servicer and the Assignee that the Servicing Agreement shall be binding upon and inure to the benefit of the Servicer and the Assignee and their respective successors and assigns.
[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee

By:	By:

Name:		Name:

Title:		Title:

Its:		Its:

Tax Payer Identification No.:		Tax Payer Identification No.:

Agreed and Accepted:

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:

Name:
Title:
Its:

EXHIBIT C
[RESERVED]

C-1

EXHIBIT D
[RESERVED]

D-1

EXHIBIT E
[RESERVED]

E-1

EXHIBIT F
[RESERVED]

F-1

EXHIBIT G
FORM OF POWER OF ATTORNEY
When Recorded Mail To:

Space above this line for
Recorders Use
LIMITED POWER OF ATTORNEY
[OWNER] (hereinafter called “Owner”) hereby appoints Franklin Credit Management Corporation (hereinafter called “Servicer”), as its true and lawful attorney-in-fact to act in the name, place and stead of Owner for the purposes set forth below. This limited power of attorney is given pursuant to a certain Servicing Agreement and solely with respect to the assets serviced pursuant to such agreement by and between Owner and Servicer dated March 31, 2009, to which reference is made for the definition of all capitalized terms herein.
The said attorneys-in-fact, and said person designated by the Servicer, as the attorney-in-fact, is hereby authorized, and empowered, as follows:
1.	To execute, acknowledge, seal and deliver deeds, certificates of sale, deed of trust/mortgage note endorsements, lost note affidavits, assignments of deed of trust/mortgage and other recorded documents, satisfactions/releases/reconveyances of deeds, certificates of sale, deed of trust/mortgage, subordinations and modifications, tax authority notifications and declarations, deeds, bills of sale, and other instruments of sale, conveyance and transfer, appropriately completed, with all ordinary or necessary endorsements, acknowledgments, affidavits, and supporting documents as may be necessary or appropriate to effect its execution, delivery, conveyance, recordation or filing.

2.	To execute and deliver insurance filings and claims, affidavits of debt, substitutions of trustee, substitutions of counsel, non-military affidavits, notices of rescission, foreclosure deeds, transfer tax affidavits, affidavits of merit, verifications of complaints, notices to quit, bankruptcy declarations for the purpose of filing motions to lift stays, and other documents or notice filings on behalf of Seller in connection with insurance, foreclosure, bankruptcy and eviction actions.

3.	To endorse any checks or other instruments received by Servicer with respect to assets serviced pursuant to the Servicing Agreement and made payable to Owner.

4.	The subordination of the lien of a mortgage or deed of trust to an easement in favor of a public utility company of a United States governmental agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

5.	The completion of loan assumption agreements.

6.	The full satisfaction/release of a mortgage or deed of trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related mortgage note.

7.	The full assignment of a mortgage or deed of trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related mortgage note.

Witness:	Name:

Name:	Name:
Title:	Title:

STATE OF	)
	)	ss.:
COUNTY OF	)
          Before me,                     , a Notary Public in and for the jurisdiction aforesaid, on this ___ day of                     , ___, personally appeared                     , who is personally known to me (or sufficiently proven) to be a                                          of                                          and the person who executed the foregoing instrument by virtue of the authority vested in him/her and he/she did acknowledge the signing of the foregoing instrument to be his/her free and voluntary act and deed as a                                          for the uses, purposes and consideration therein set forth.
          Witness my hand and official seal this ___ day of                     , ___.

Notary Public

[SEAL]

My commission expires:

EXHIBIT H
[RESERVED]

H-1

EXHIBIT I
[RESERVED]

I-1

EXHIBIT J
FORM OF CONFIDENTIALITY AGREEMENT

J-1